                        ALTERNATIVE LOAN TRUST 2006-29T1
                                 ISSUING ENTITY

                                FINAL TERM SHEET

                             (COUNTRYWIDE(R) LOGO)

                           $785,759,998 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                  FREE WRITING PROSPECTUS DATED AUGUST 29, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-29T1 DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING SEPTEMBER 25, 2006

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus and the accompanying prospectus:

                  INITIAL CLASS
                   CERTIFICATE
                 BALANCE/INITIAL    PASS-THROUGH
               NOTIONAL AMOUNT(1)      RATE(2)
               ------------------   ------------
Class 1-A-1      $27,230,000            6.25%
Class 1-A-2      $19,778,000            6.25%
Class 1-A-3      $ 1,500,000            6.25%
Class 1-A-4      $39,445,533          Floating
Class 1-A-5      $ 2,517,800          Floating
Class 1-A-6      $ 8,392,667          Floating
Class 1-A-7      $    24,900            6.25%
Class 1-X        $79,309,024(3)       Variable
Class 2-A-1      $ 8,304,913          Floating
Class 2-A-2      $30,000,000          Floating
Class 2-A-3      $30,000,000(3)       Floating
Class 2-A-4      $14,493,000            7.50%
Class 2-A-5      $53,775,000            6.00%
Class 2-A-6      $32,000,000            6.50%
Class 2-A-7      $10,776,523            6.50%
Class 2-A-8      $10,000,000            6.25%
Class 2-A-9      $   384,615(3)         6.50%
Class 2-A-10     $16,646,945            6.00%
Class 2-A-11     $20,000,000          Floating
Class 2-A-12     $ 3,076,923          Floating
Class 2-A-13     $42,198,182          Floating
Class 2-A-14     $    84,548            6.50%
Class 2-A-15     $80,782,463            6.00%
Class 2-A-16     $10,591,927          Floating
Class 2-A-17     $   814,764          Floating
Class 2-A-18     $ 1,898,124          Floating
Class 2-A-19     $12,337,805          Floating

                  INITIAL CLASS
                   CERTIFICATE
                 BALANCE/INITIAL    PASS-THROUGH
               NOTIONAL AMOUNT(1)      RATE(2)
               ------------------   ------------
Class 2-A-20     $  1,300,000           6.50%
Class 2-A-21     $ 11,631,108(3)        6.50%
Class 2-A-22     $    638,840         Floating
Class 2-A-23     $  9,738,043         Floating
Class 2-A-24     $    180,000           6.50%
Class 2-A-25     $    338,000           8.00%
Class 2-X        $379,250,233(3)      Variable
Class 3-A-1      $ 75,000,000           6.50%
Class 3-A-2      $ 32,175,374         Floating
Class 3-A-3      $  3,180,626         Floating
Class 3-A-4      $  2,800,000           6.75%
Class 3-A-5      $ 39,283,312         Floating
Class 3-A-6      $  7,274,688         Floating
Class 3-A-7      $ 27,717,000           6.75%
Class 3-A-8      $ 98,739,000           6.75%
Class 3-A-9      $  1,000,000           6.75%
Class 3-X        $305,500,000(3)      Variable
Class PO         $    794,998            (4)
Class A-R        $        100           6.25%
Class M-1        $ 18,670,000         Variable
Class M-2        $  5,164,000         Variable
Class M-3        $  4,370,000         Variable
Class M-4        $  3,575,000         Variable
Class M-5        $  1,589,000         Variable
Class B-1        $  4,370,000         Variable
Class B-2        $  1,192,000         Variable

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass through rates, the method of calculating their pass through rates and their initial ratings, in the tables under "Summary -- Description of the Certificates" in this free writing prospectus.

(3) The Class 2-A-3, Class 2-A-9, Class 2-A-21, Class 1-X, Class 2-X and Class 3-X Certificates are interest only notional amount certificates and are not included in the aggregate class certificate balance of all of the certificates offered.

(4) The Class PO Certificates are principal only certificates and will not accrue interest.

                                     SUMMARY

ISSUING ENTITY

Alternative Loan Trust 2006-29T1, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan in loan group 2 or loan group 3 conveyed to the issuing entity on the closing date and for any mortgage loan in loan group 1, the later of August 1, 2006 and the date of origination for that mortgage loan (the "initial cut-off date").

For any mortgage loan in loan group 2 or loan group 3 conveyed to the issuing entity after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

CLOSING DATE

On or about August 30, 2006.

PRE-FUNDING

If the aggregate stated principal balance as of the initial cut-off date of the group 2 mortgage loans and the group 3 mortgage loans conveyed to the issuing entity on the closing date is less than $383,000,000 and $305,500,000, respectively, an account (the "pre-funding account") will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the "pre-funded amount").

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funded account is expected to be approximately $42,680,539 and $55,292,515 with respect to the group 2 mortgage loans and the group 3 mortgage loans, respectively.

Funding Period:

If there is a pre-funded amount deposited into the pre-funding account on the closing date, the funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) September 30, 2006.

Use of Pre-Funded Amount:

The portion of the pre-funded amount deposited in the pre-funding account with respect to a loan group on the closing date is expected to be used to purchase supplemental mortgage loans for that loan group. Any pre-funded amount with respect to a loan group not used during the funding period to purchase supplemental mortgage loans for that loan group will be distributed to holders of the related classes of senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Capitalized Interest Account

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from the mortgage loans to pay all of the interest due on the certificates on the first and possibly second distribution dates. If the pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the supplemental mortgage loans, as described in this free writing prospectus.

THE MORTGAGE LOANS

The mortgage loans will consist of three loan groups. All three loan groups will consist primarily of 30-year conventional fixed rate mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage loans for which statistical information is presented in this free writing prospectus are referred to as the initial mortgage loans. The statistical information presented in this free writing prospectus regarding the initial mortgage loans is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date (the initial mortgage loans and any additional mortgage loans delivered for loan group 2 and loan group 3 on the closing date are referred to as the "Group 2 Closing Date Mortgage Loans" and the "Group 3 Closing Date Mortgage Loans"). However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Supplemental mortgage loans may be included during the funding period. Further, certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus and mortgage loans may be added to loan group 2 and loan group 3 on the closing date. Any substitution or addition will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the aggregate current principal balance was approximately $696,526,882 and the initial mortgage loans in each of loan group 1, loan group 2 and loan group 3 had the following characteristics:

LOAN GROUP 1

Aggregate Current Principal Balance                $105,999,936
Geographic Concentrations in excess of 10%:
   California                                        37.29%
Weighted Average Original LTV Ratio                  73.98%
Weighted Average Mortgage Rate                       6.522%
Range of Mortgage Rates                          5.750% to 7.000%
Average Current Principal Balance                   $616,279
Range of Current Principal Balances           $417,600 to $2,165,000
Weighted Average Remaining Term to Maturity       352 months
Weighted Average FICO Credit Score                    703

LOAN GROUP 2

Aggregate Current Principal Balance                $340,319,461
Geographic Concentrations in excess of 10%:
   California                                        36.63%
Weighted Average Original LTV Ratio                  74.68%
Weighted Average Mortgage Rate                       6.895%
Range of Mortgage Rates                          6.625% to 7.625%
Average Current Principal Balance                   $633,742
Range of Current Principal Balances           $415,551 to $3,460,000
Weighted Average Remaining Term to Maturity       358 months
Weighted Average FICO Credit Score                    704

LOAN GROUP 3

Aggregate Current Principal Balance                $250,207,485
Geographic Concentrations in excess of 10%:
   California                                        35.96%
Weighted Average Original LTV Ratio                  75.10%
Weighted Average Mortgage Rate                       7.464%
Range of Mortgage Rates                       7.125% to 8.750%
Average Current Principal Balance                   $669,004
Range of Current Principal Balances           $420,000 to $2,688,750
Weighted Average Remaining Term to Maturity       359 months
Weighted Average FICO Credit Score                    712

See "The Mortgage Pool" in this free writing prospectus.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                  INITIAL CLASS
                   CERTIFICATE                                          INITIAL      INITIAL       INITIAL
                BALANCE / INITIAL                                        RATING       RATING        RATING
    CLASS      NOTIONAL AMOUNT(1)                 TYPE                (FITCH) (2)   (S&P) (2)   (MOODY'S) (2)
------------   ------------------   -------------------------------   -----------   ---------   -------------
OFFERED CERTIFICATES

Class 1-A-1       $ 27,230,000         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                         Rate/Planned Balance

Class 1-A-2       $ 19,778,000         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                               Rate/NAS

Class 1-A-3       $  1,500,000         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                        Rate/Accrual/Accretion
                                          Directed/Companion

Class 1-A-4       $ 39,445,533       Senior/Floating Pass-Through         AAA          AAA           N/R
                                    Rate/Targeted Balance/Accretion
                                         Directed/Super Senior

Class 1-A-5       $  2,517,800       Senior/Floating Pass-Through         AAA          AAA           N/R
                                    Rate/Targeted Balance/Accretion
                                           Directed/Support

Class 1-A-6       $  8,392,667          Senior/Inverse Floating           AAA          AAA           N/R
                                      Pass-Through Rate/Targeted
                                      Balance/ Accretion Directed

Class 1-A-7       $     24,900         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                             Rate/Accrual

Class 1-X         $ 79,309,024      Senior/Notional Amount/Interest       AAA          AAA           N/R
                                    Only/Variable Pass-Through Rate

Class 2-A-1       $  8,304,913       Senior/Floating Pass-Through         AAA          AAA           N/R
                                            Rate/Companion

Class 2-A-2       $ 30,000,000       Senior/Floating Pass-Through         AAA          AAA           Aaa
                                     Rate/Companion/ Super Senior

Class 2-A-3       $ 30,000,000          Senior/Inverse Floating           AAA          AAA           N/R
                                      Pass-Through Rate/Notional
                                         Amount/Interest Only

Class 2-A-4       $ 14,493,000         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                            Rate/Companion

Class 2-A-5       $ 53,775,000         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                         Rate/Planned Balance

                  INITIAL CLASS
                   CERTIFICATE                                          INITIAL      INITIAL       INITIAL
                BALANCE / INITIAL                                        RATING       RATING        RATING
    CLASS      NOTIONAL AMOUNT(1)                 TYPE                (FITCH) (2)   (S&P) (2)   (MOODY'S) (2)
------------   ------------------   -------------------------------   -----------   ---------   -------------
Class 2-A-6       $ 32,000,000         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                         Rate/NAS/Super Senior

Class 2-A-7       $ 10,776,523         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                           Rate/Super Senior

Class 2-A-8       $ 10,000,000         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                               Rate/NAS

Class 2-A-9       $    384,615      Senior/Fixed Pass-Through Rate        AAA          AAA           N/R
                                    /Notional Amount/Interest Only

Class 2-A-10      $ 16,646,945         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                         Rate/Planned Balance

Class 2-A-11      $ 20,000,000       Senior/Floating Pass-Through         AAA          AAA           N/R
                                            Rate/Scheduled
                                      Balance/Accretion Directed

Class 2-A-12      $  3,076,923          Senior/Inverse Floating           AAA          AAA           N/R
                                     Pass-Through Rate/ Scheduled
                                      Balance/ Accretion Directed

Class 2-A-13      $ 42,198,182       Senior/Floating Pass-Through         AAA          AAA           N/R
                                            Rate/Accretion
                                          Directed/Companion

Class 2-A-14      $     84,548         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                             Rate/Accrual

Class 2-A-15      $ 80,782,463         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                    Rate/Planned Balance/Accretion
                                               Directed

Class 2-A-16      $ 10,591,927       Senior/Floating Pass-Through         AAA          AAA           N/R
                                         Rate/Planned Balance

Class 2-A-17      $    814,764          Senior/Inverse Floating           AAA          AAA           N/R
                                       Pass-Through Rate/Planned
                                                Balance

Class 2-A-18      $  1,898,124          Senior/Inverse Floating           AAA          AAA           N/R
                                     Pass-Through Rate/ Scheduled
                                      Balance/ Accretion Directed

Class 2-A-19      $ 12,337,805       Senior/Floating Pass-Through         AAA          AAA           N/R
                                            Rate/ Scheduled
                                      Balance/Accretion Directed

Class 2-A-20      $  1,300,000         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                           Rate/NAS/Support

                  INITIAL CLASS
                   CERTIFICATE                                          INITIAL      INITIAL       INITIAL
                BALANCE / INITIAL                                        RATING       RATING        RATING
    CLASS      NOTIONAL AMOUNT(1)                 TYPE                (FITCH) (2)   (S&P) (2)   (MOODY'S) (2)
------------   ------------------   -------------------------------   -----------   ---------   -------------
Class 2-A-21      $ 11,631,108      Senior/Fixed Pass-Through Rate        AAA          AAA           N/R
                                    /Notional Amount/Interest Only

Class 2-A-22      $    638,840          Senior/Inverse Floating           AAA          AAA           N/R
                                      Pass-Through Rate/Companion

Class 2-A-23      $  9,738,043          Senior/Inverse Floating           AAA          AAA           N/R
                                      Pass-Through Rate/Accretion
                                          Directed/Companion

Class 2-A-24      $    180,000         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                             Rate/Support

Class 2-A-25      $    338,000         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                            Rate/Companion

Class 2-X         $379,250,233      Senior/Notional Amount/Interest       AAA          AAA           N/R
                                    Only/Variable Pass-Through Rate

Class 3-A-1       $ 75,000,000         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                     Rate/Planned Balance/Targeted
                                      Balance/Accretion Directed

Class 3-A-2       $ 32,175,374       Senior/Floating Pass-Through         AAA          AAA           N/R
                                     Rate/Planned Balance/Targeted
                                      Balance/Accretion Directed

Class 3-A-3       $  3,180,626          Senior/Inverse Floating           AAA          AAA           N/R
                                      Pass-Through Rate/Targeted
                                       Balance/Planned Balance/
                                          Accretion Directed

Class 3-A-4       $  2,800,000         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                     Rate/Planned Balance/Accrual/
                                               Companion

Class 3-A-5       $ 39,283,312       Senior/Floating Pass-Through         AAA          AAA           N/R
                                            Rate/Companion

Class 3-A-6       $  7,274,688          Senior/Inverse Floating           AAA          AAA           N/R
                                      Pass-Through Rate/Companion

Class 3-A-7       $ 27,717,000         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                         Rate/NAS/Super Senior

                  INITIAL CLASS
                   CERTIFICATE                                          INITIAL      INITIAL       INITIAL
                BALANCE / INITIAL                                        RATING       RATING        RATING
    CLASS      NOTIONAL AMOUNT(1)                 TYPE                (FITCH) (2)   (S&P) (2)   (MOODY'S) (2)
------------   ------------------   -------------------------------   -----------   ---------   -------------
Class 3-A-8       $ 98,739,000         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                         Rate/Planned Balance

Class 3-A-9       $  1,000,000         Senior/Fixed Pass-Through          AAA          AAA           N/R
                                           Rate/NAS/Support

Class 3-X         $305,500,000      Senior/Notional Amount/Interest       AAA          AAA           N/R
                                    Only/Variable Pass-Through Rate

Class PO          $    794,998      Senior/Principal Only/Component       AAA          AAA           N/R

Class A-R         $        100              Senior/Residual               AAA          AAA           N/R

Class M-1         $ 18,670,000           Subordinate/Variable             AA+          AA-           Aa3
                                           Pass-Through Rate

Class M-2         $  5,164,000           Subordinate/Variable              AA          N/R           N/R
                                           Pass-Through Rate

Class M-3         $  4,370,000           Subordinate/Variable              A+           A-           A3
                                           Pass-Through Rate

Class M-4         $  3,575,000           Subordinate/Variable              A           N/R           N/R
                                           Pass-Through Rate

Class M-5         $  1,589,000           Subordinate/Variable              A-          BBB           Baa2
                                           Pass-Through Rate

Class B-1         $  4,370,000           Subordinate/Variable             BBB          N/R           N/R
                                           Pass-Through Rate

Class B-2         $  1,192,000           Subordinate/Variable             BBB-         N/R           N/R
                                           Pass-Through Rate

NON-OFFERED CERTIFICATES(3)

Class B-3         $  2,781,000           Subordinate/Variable
                                           Pass-Through Rate

Class B-4         $  3,178,000           Subordinate/Variable
                                           Pass-Through Rate

Class B-5         $  2,780,938           Subordinate/Variable
                                           Pass-Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                         INTEREST ACCRUAL   INTEREST ACCRUAL
    CLASS                 PASS-THROUGH RATE                   PERIOD           CONVENTION
------------   --------------------------------------   -----------------   ----------------
OFFERED
CERTIFICATES
Class 1-A-1                     6.25%                   calendar month(4)       30/360(3)
Class 1-A-2                     6.25%                   calendar month(4)       30/360(3)
Class 1-A-3                     6.25%                   calendar month(4)       30/360(3)
Class 1-A-4               LIBOR + 0.40%(1)                      (2)             30/360(3)
Class 1-A-5               LIBOR + 0.40%(1)                      (2)             30/360(3)
Class 1-A-6     35.4999986% - (4.99999976 x LIBOR)(1)           (2)             30/360(3)
Class 1-A-7                     6.25%                   calendar month(4)       30/360(3)
Class 2-A-1               LIBOR + 0.30%(1)                      (2)             30/360(3)
Class 2-A-2               LIBOR + 0.55%(1)                      (2)             30/360(3)
Class 2-A-3               5.45% - LIBOR(1)                      (2)             30/360(3)
Class 2-A-4                     7.50%                   calendar month(4)       30/360(3)
Class 2-A-5                     6.00%                   calendar month(4)       30/360(3)
Class 2-A-6                     6.50%                   calendar month(4)       30/360(3)
Class 2-A-7                     6.50%                   calendar month(4)       30/360(3)
Class 2-A-8                     6.25%                   calendar month(4)       30/360(3)
Class 2-A-9                     6.50%                   calendar month(4)       30/360(3)
Class 2-A-10                    6.00%                   calendar month(4)       30/360(3)
Class 2-A-11              LIBOR + 0.40%(1)                      (2)             30/360(3)
Class 2-A-12   46.15000099% - (6.50000016 x LIBOR)(1)           (2)             30/360(3)
Class 2-A-13              LIBOR + 0.30%(1)                      (2)             30/360(3)
Class 2-A-14                    6.50%                   calendar month(4)       30/360(3)
Class 2-A-15                    6.00%                   calendar month(4)       30/360(3)
Class 2-A-16              LIBOR + 0.45%(1)                      (2)             30/360(3)
Class 2-A-17   85.14996287% - (12.99999386 x LIBOR)(1)          (2)             30/360(3)
Class 2-A-18   46.47499675% - (6.49999947 x LIBOR)(1)           (2)             30/360(3)
Class 2-A-19              LIBOR + 0.35%(1)                      (2)             30/360(3)
Class 2-A-20                    6.50%                   calendar month(4)       30/360(3)
Class 2-A-21                    6.50%                   calendar month(4)       30/360(3)
Class 2-A-22   87.09993206% - (12.99998904 x LIBOR)(1)          (2)             30/360(3)
Class 2-A-23    33.3666639% - (4.33333289 x LIBOR)(1)           (2)             30/360(3)
Class 2-A-24                    6.50%                   calendar month(4)       30/360(3)
Class 2-A-25                    8.00%                   calendar month(4)       30/360(3)
Class 3-A-1                     6.50%                   calendar month(4)       30/360(3)
Class 3-A-2               LIBOR + 0.25%(1)                      (2)             30/360(3)
Class 3-A-3    78.39939383% - (10.11605074 x LIBOR)(1)          (2)             30/360(3)
Class 3-A-4                     6.75%                   calendar month(4)       30/360(3)
Class 3-A-5               LIBOR + 0.30%(1)                      (2)             30/360(3)
Class 3-A-6    41.57999716% - (5.39999956 x LIBOR)(1)           (2)             30/360(3)
Class 3-A-7                     6.75%                   calendar month(4)       30/360(3)
Class 3-A-8                     6.75%                   calendar month(4)       30/360(3)
Class 3-A-9                     6.75%                   calendar month(4)       30/360(3)
Class 1-X                        (5)                    calendar month(4)       30/360(3)
Class 2-X                        (6)                    calendar month(4)       30/360(3)
Class 3-X                        (7)                    calendar month(4)       30/360(3)
Class A-R                       6.25%                   calendar month(4)       30/360(3)
Class PO                         (8)                            N/A                N/A
Class M-1                        (9)                    calendar month(4)       30/360(3)
Class M-2                        (9)                    calendar month(4)       30/360(3)
Class M-3                        (9)                    calendar month(4)       30/360(3)
Class M-4                        (9)                    calendar month(4)       30/360(3)
Class M-5                        (9)                    calendar month(4)       30/360(3)
Class B-1                        (9)                    calendar month(4)       30/360(3)
Class B-2                        (9)                    calendar month(4)       30/360(3)
NON-OFFERED
CERTIFICATES
Class B-3                        (9)                    calendar month(4)       30/360(3)

                                                         INTEREST ACCRUAL   INTEREST ACCRUAL
    CLASS                 PASS-THROUGH RATE                   PERIOD           CONVENTION
------------   --------------------------------------   -----------------   ----------------
Class B-4                        (9)                    calendar month(4)       30/360(3)
Class B-5                        (9)                    calendar month(4)       30/360(3)

----------
(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(2) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30-day months.

(4) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(5) The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.25%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(6) The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.50%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(7) The pass-through rate for the Class 3-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 3, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.75%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(8) The Class PO Certificates are principal only certificates and are not entitled to any distributions of interest. See "Description of the Certificates" in this free writing prospectus.

(9) The pass-through rate for each class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

     - 6.25% multiplied by the excess of the loan group 1 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 1 senior certificates immediately prior to that distribution date,

     - 6.50% multiplied by the excess of the loan group 2 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 2 senior certificates immediately prior to that distribution date, and

     - 6.75% multiplied by the excess of the loan group 3 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 3 senior certificates immediately prior to that distribution date, divided by the aggregate of the class certificate balances of the subordinated certificates immediately prior to that Distribution Date. See "Description of Certificates -- Interest" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

                                      CLASSES/COMPONENTS OF
         DESIGNATION                      CERTIFICATES
-----------------------------   --------------------------------
  Group 1 Senior Certificates    Class 1-A-1, Class 1-A-2, Class
                                1-A-3, Class 1-A-4, Class 1-A-5,
                                 Class 1-A-6, Class 1-A-7, Class
                                 1-X and Class A-R Certificates
                                    and Class PO-1 Component

  Group 2 Senior Certificates    Class 2-A-1, Class 2-A-2, Class
                                2-A-3, Class 2-A-4, Class 2-A-5,
                                 Class 2-A-6, Class 2-A-7, Class
                                    2-A-8, Class 2-A-9, Class
                                   2-A-10, Class 2-A-11, Class
                                   2-A-12, Class 2-A-13, Class
                                   2-A-14, Class 2-A-15, Class
                                   2-A-16, Class 2-A-17, Class
                                   2-A-18, Class 2-A-19, Class
                                   2-A-20, Class 2-A-21, Class
                                   2-A-22, Class 2-A-23, Class
                                 2-A-24, Class 2-A-25 and Class
                                 2-X Certificates and Class PO-2
                                            Component

  Group 3 Senior Certificates    Class 3-A-1, Class 3-A-2, Class
                                3-A-3, Class 3-A-4, Class 3-A-5,
                                 Class 3-A-6, Class 3-A-7, Class
                                3-A-8, Class 3-A-9 and Class 3-X
                                          Certificates

   Senior Certificate Group        Each of the Group 1 Senior
                                Certificates, the Group 2 Senior
                                  Certificates and the Group 3
                                       Senior Certificates

      Senior Certificates         Group 1 Senior Certificates,
                                 Group 2 Senior Certificates and
                                   Group 3 Senior Certificates

   Subordinated Certificates    Class M and Class B Certificates

      LIBOR Certificates         Class 1-A-4, Class 1-A-5, Class
                                1-A-6, Class 2-A-1, Class 2-A-2,
                                Class 2-A-3, Class 2-A-11, Class
                                   2-A-12, Class 2-A-13, Class
                                   2-A-16, Class 2-A-17, Class
                                   2-A-18, Class 2-A-19, Class
                                   2-A-22, Class 2-A-23, Class
                                 3-A-2, Class 3-A-3, Class 3-A-5
                                  and Class 3-A-6 Certificates

     Class X Certificates        Class 1-X, Class 2-X and Class
                                        3-X Certificates

                                      CLASSES/COMPONENTS OF
         DESIGNATION                      CERTIFICATES
-----------------------------   --------------------------------
     Class M Certificates             Class M-1, Class M-2,
                                    Class M-3, Class M-4 and
                                     Class M-5 Certificates

     Class B Certificates             Class B-1, Class B-2,
                                    Class B-3, Class B-4 and
                                     Class B-5 Certificates

     Class PO Certificates          Class PO-1 and Class PO-2
                                           Components

 Notional Amount Certificates    Class 2-A-3, Class 2-A-9, Class
                                2-A-21, Class 1-X, Class 2-X and
                                     Class 3-X Certificates

     Offered Certificates         Senior Certificates, Class M,
                                     Class B-1 and Class B-2
                                          Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates" in this free writing prospectus.

DISTRIBUTION DATES

Beginning on September 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for each class of certificates is the distribution date in October 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the tables under "Summary -- Description of the Certificates" in this free writing prospectus.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive or accrete:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest remaining unpaid or unaccreted from prior distribution dates;
     less

- any net interest shortfalls allocated to that class for that distribution date.

The Class 1-A-3, Class 1-A-7, Class 2-A-14 and Class 3-A-4 Certificates are accrual certificates. Interest will accrue on the accrual certificates during each interest accrual period at a per annum rate of, (i) with respect to the Class 1-A-3 and Class 1-A-7 Certificates, 6.25%, (ii) with respect to the Class 2-A-14 Certificates, 6.50% and (iii) with respect to the Class 3-A-4 Certificates, 6.75%. However, this interest will not be distributed on the respective class of accrual certificates until the applicable accrual termination date, which is the earlier of (x) the date on which the class certificate balance of each class of subordinated certificates is reduced to zero and (y) (i) with respect to the Class 1-A-3 Certificates, the distribution date on which the aggregate class certificate balance of the Class 1-A-4, Class 1-A-5 and Class 1-A-6 Certificates is reduced to zero, (ii) with respect to the Class 1-A-7 Certificates, the distribution date on which the aggregate class certificate balance of the Class 1-A-3, Class 1-A-4, Class 1-A-5 and Class 1-A-6 Certificates is reduced to zero (iii) with respect to the Class 2-A-14 Certificates, the distribution date on which the aggregate class certificate balance of the Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-15, Class 2-A-18, Class 2-A-19 and Class 2-A-23 Certificates is reduced to zero and (iv) with respect to the Class 3-A-4 Certificates, the distribution date on which the aggregate class certificate balance of the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates is reduced to zero. This accrued and unpaid interest will be added to the class certificate balance of the respective class of accrual certificates on the related distribution date.

On the first distribution date, all amounts on deposit in the Class 2-A-2 reserve fund will be distributed to holders of the Class 2-A-2 Certificates as an additional distribution of interest.

The Class PO Certificates do not bear interest.

See "Description of the Certificates -- Interest" in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates -- Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution or accretion of the interest entitlement on the related certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed or accreted on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

See "Description of the Certificates -- Interest" and "-- Allocation of Interest Shortfalls" in this free writing prospectus.

CORRIDOR CONTRACT

A supplemental interest trust created under the pooling and servicing agreement will have the benefit of an interest rate corridor contract with respect to the Class 2-A-2 Certificates. Payments under the corridor contract will be made to the Class 2-A-2 Certificates pursuant to the formula described in "Description of the Certificates --The Corridor Contract" and "The Corridor Contract Reserve Fund" in this free writing prospectus.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component (if any), on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Component (if any)) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupons for loan group 1, loan group 2 and loan group 3 are 6.25%, 6.50% and 6.75%, respectively. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Component (if any)) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

- in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The Class 2-A-3, Class 2-A-9, Class 2-A-21 and Class X Certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts. See "Description of the Certificates -- Principal" in this free writing prospectus.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans in that loan group;

- partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in each loan group will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicing fee rate. The master servicing fee rate for each mortgage loan will be 0.200% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges including prepayment charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Description of the Certificates --Priority of Distributions Among Certificates" in this free writing prospectus.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates and components relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Component related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth below; and

-    any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component (if any)) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

On each distribution date up to and including the applicable accrual termination date, the amount of accrued interest on the Class 1-A-3, Class 1-A-7, Class 2-A-14 and Class 3-A-4 Certificates added to its respective class certificate balance will be distributed as principal pursuant to the description of the applicable accrual amount under "Description of the Certificates--Principal" in this free writing prospectus.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

-    sequentially:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) to the Class 1-A-2 Certificates, the group 1 priority amount (which is zero for the first eight years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until its class certificate balance is reduced to zero;

(3) to the Class 1-A-1 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its planned balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus);

(4) concurrently, to the Class 1-A-4, Class 1-A-5 and Class 1-A-6 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus);

(5) to the Class 1-A-3 Certificates, until its class certificate balance is reduced to zero;

(6) concurrently, to the Class 1-A-4, Class 1-A-5 and Class 1-A-6 Certificates, pro rata, without regard to their aggregate targeted balance, until their respective class certificate balances are reduced to zero;

(7) to the Class 1-A-7 Certificates, until its class certificate balance is reduced to zero;

(8) to the Class 1-A-1 Certificates, without regard to its planned balance, until its class certificate balance is reduced to zero; and

(9) to the Class 1-A-2 Certificates, without regard to the group 1 priority amount, until its class certificate balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

-    concurrently:

     (a) 86.9442993422% sequentially:

          (i) concurrently, to the Class 2-A-6 and Class 2-A-20 Certificates, pro rata, the group 2A priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

          (ii) concurrently:

               (A) 39.174437619% sequentially:

                    (1) to the Class 2-A-5 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its planned balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus);

                    (2) concurrently, to the Class 2-A-2, Class 2-A-4 and Class
               2-A-25 Certificates,
               pro rata, until their respective class certificate balances are reduced to zero;

                    (3) to the Class 2-A-5 Certificates, without regard to its planned balance, until its class certificate balance is reduced to zero; and

                    (4) concurrently, to the Class 2-A-7 and Class 2-A-24
               Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

               (B) 60.825562381% sequentially:

                    (1) to the Class 2-A-15 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its planned balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus);

                    (2) concurrently, to the Class 2-A-11, Class 2-A-12, Class
               2-A-18 and Class 2-A-19 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate scheduled balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus);

                    (3) concurrently, to the Class 2-A-13 and Class 2-A-23
               Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                    (4) concurrently, to the Class 2-A-11, Class 2-A-12, Class
               2-A-18 and Class 2-A-19 Certificates, pro rata, without regard to their aggregate scheduled balance, until their respective class certificate balances are reduced to zero;

                    (5) to the Class 2-A-15 Certificates, without regard to its planned balance, until its class certificate balance is reduced to zero; and

                    (6) to the Class 2-A-14 Certificates, until its class
               certificate balance is reduced to zero; and

          (iii) concurrently, to the Class 2-A-6 and Class 2-A-20 Certificates, pro rata, without regard to the group 2A priority amount, until their respective class certificate balances are reduced to zero; and

     (b) 13.0557006578% sequentially:

          (i) to the Class 2-A-8 Certificates, the group 2B priority amount (which is zero for the first eight years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until its class certificate balance is reduced to zero;

          (ii) to the Class 2-A-10 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its planned balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus);

          (iii) concurrently, to the Class 2-A-16 and Class 2-A-17 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus);

          (iv) concurrently, to the Class 2-A-1 and Class 2-A-22 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (v) concurrently, to the Class 2-A-16 and Class 2-A-17 Certificates, pro rata, without regard to their aggregate planned balance, until their respective class certificate balances are reduced to zero;

          (vi) to the Class 2-A-10 Certificates, without regard to its planned balance, until its class certificate balance is reduced to zero; and

          (vii) to the Class 2-A-8 Certificates, without regard to the group 2B priority amount, until its class certificate balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 3

-    sequentially:

          (1) concurrently, to the Class 3-A-7 and Class 3-A-9 Certificates, pro rata, the group 3 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

          (2) to the Class 3-A-8 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its planned balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus);

          (3) to the Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class 3-A-4 Certificates, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus), in the following order of priority:

               (a) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus);

               (b) to the Class 3-A-4 Certificates, until its class certificate balance is reduced to zero; and

               (c) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, without regard to their aggregate targeted balance for that distribution date; until their respective class certificate balances are reduced to zero;

          (4) concurrently, to the Class 3-A-5 and Class 3-A-6 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (5) to the Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class 3-A-4 Certificates, without regard to their aggregate planned balance, in the following order of priority:

               (a) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus);

               (b) to the Class 3-A-4 Certificates, until its class certificate balance is reduced to zero; and

               (c) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, without regard to their aggregate targeted balance for that distribution date, until their respective class certificate balances are reduced to zero;

          (6) to the Class 3-A-8 Certificates, without regard to its planned balance, until its class certificate balance is reduced to zero; and

          (7) concurrently, to the Class 3-A-7 and Class 3-A-9 Certificates, pro rata, without regard to the group 3 priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

- available funds for the related loan group remaining after distribution and accretion of interest on the senior certificates in the same certificate group; and

- a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to each loan group, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

- the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component (if any); provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Component (if any) (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero;

     - second, concurrently to the senior certificates (other than the notional amount certificates and the related Class PO Component (if any)) related to that loan group, pro rata, based upon their respective class certificate balances; or in the case of each class of accrual certificates, based on the lesser of their respective original class certificate balance or their respective current class certificate balance, except that the non-PO percentage of any realized losses on the mortgage loans (i) in loan group 1 that would otherwise be allocated to the Class 1-A-4 Certificates will instead be allocated to the Class 1-A-5 Certificates, until its class certificate balance is reduced to zero, (ii) in loan group 2 that would otherwise be allocated (a) to the Class 2-A-2 Certificates will instead be allocated to the Class 2-A-24 Certificates, until its class certificate balance is reduced to zero and (b) to the Class 2-A-6 and Class 2-A-7 Certificates will instead be allocated to the Class 2-A-20 Certificates, until its class certificate balance is reduced to zero and (iii) in loan group 3 that would otherwise be allocated to the Class

          3-A-7 Certificates will instead be allocated to the Class 3-A-9 Certificates, until its class certificate balance is reduced to zero.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses." Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Realized Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See "Description of the Certificates -- Allocation of Losses" in this free writing prospectus.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Component (if any) and related notional amount certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component (if any) and related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Component (if any) and related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds from each other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component (if any) and related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the mortgage loans as of the initial cut-off date and (y) any pre-funded amounts.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the pre-funding account and the capitalized interest account) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R

Certificates, will represent the regular interests in the master REMIC. The Class 2-A-2 Certificates will also represent the right to receive yield supplement amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class X, Class PO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 2-A-2 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions or a statutory exemption.

LEGAL INVESTMENT

The senior certificates and the Class M-1 and Class M-2 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                THE MORTGAGE POOL

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                            PERCENT OF                    WEIGHTED             WEIGHTED
                                  NUMBER                      INITIAL                     AVERAGE   WEIGHTED   AVERAGE
                                    OF        AGGREGATE      MORTGAGE       AVERAGE      REMAINING   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL        LOANS       PRINCIPAL      TERM TO     FICO     LOAN-TO
                                 MORTGAGE      BALANCE        IN LOAN       BALANCE       MATURITY   CREDIT    -VALUE
MORTGAGE RATE (%)                 LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)   (MONTHS)    SCORE   RATIO (%)
-----------------               ---------  ---------------  ----------  ---------------  ---------  --------  ---------
5.750 ........................       1     $    489,970.18      0.46%       489,970.18      357        623      73.43
5.875 ........................       1          491,300.00      0.46        491,300.00      360        647      89.99
6.000 ........................       1        1,000,000.00      0.94      1,000,000.00      360        719      59.35
6.125 ........................       4        2,405,195.77      2.27        601,298.94      360        667      75.71
6.250 ........................      12        7,553,960.13      7.13        629,496.68      325        724      72.59
6.375 ........................      21       14,100,486.67     13.30        671,451.75      345        697      73.70
6.405 ........................       1          650,000.00      0.61        650,000.00      360        637      88.86
6.470 ........................       1          424,000.00      0.40        424,000.00      360        651      83.96
6.500 ........................      48       30,027,696.01     28.33        625,577.00      356        709      73.98
6.625 ........................      64       37,268,740.75     35.16        582,324.07      353        697      74.11
6.720 ........................       1          452,700.00      0.43        452,700.00      360        648      83.83
6.750 ........................      17       11,135,886.77     10.51        655,052.16      360        719      73.43
                                   ---     ---------------    ------
   TOTAL .....................     172     $105,999,936.28    100.00%
                                   ===     ===============    ======

----------
(1) The lender acquired mortgage insurance Initial Mortgage Loans in loan group 1 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 (net of such premiums) was approximately 6.516% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 was approximately 6.522% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                            PERCENT OF                              WEIGHTED             WEIGHTED
                                  NUMBER                      INITIAL                               AVERAGE   WEIGHTED   AVERAGE
                                    OF        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL        LOANS       PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO
RANGE OF CURRENT MORTGAGE        MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   MATURITY   CREDIT     -VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------------     ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
400,000.01 - 450,000.00 ......      22     $  9,549,713.29      9.01%       434,077.88     6.551      354        668      73.63
450,000.01 - 500,000.00 ......      49       23,467,875.16     22.14        478,936.23     6.527      350        692      76.26
500,000.01 - 550,000.00 ......      27       14,202,074.65     13.40        526,002.76     6.472      355        709      76.74
550,000.01 - 600,000.00 ......      17        9,791,864.27      9.24        575,992.02     6.550      360        699      75.35
600,000.01 - 650,000.00 ......      17       10,674,603.06     10.07        627,917.83     6.648      353        708      77.47
650,000.01 - 700,000.00 ......       5        3,392,650.00      3.20        678,530.00     6.450      336        726      66.47
700,000.01 - 750,000.00 ......       7        5,086,448.85      4.80        726,635.55     6.589      360        681      73.18
750,000.01 - 1,000,000.00 ....      19       16,653,932.00     15.71        876,522.74     6.440      340        707      69.67
1,000,000.01 - 1,500,000.00 ..       8       11,015,775.00     10.39      1,376,971.88     6.469      360        729      72.36
Above 2,000,000.00 ...........       1        2,165,000.00      2.04      2,165,000.00     6.750      360        779      64.43
                                   ---     ---------------    ------
   TOTAL .....................     172     $105,999,936.28    100.00%
                                   ===     ===============    ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 1 was approximately $616,279.

                              FICO CREDIT SCORES(1)

                                                            PERCENT OF                              WEIGHTED             WEIGHTED
                                  NUMBER                      INITIAL                               AVERAGE   WEIGHTED   AVERAGE
                                    OF        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL        LOANS       PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO
                                 MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   MATURITY   CREDIT     -VALUE
RANGE OF FICO CREDIT SCORES       LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------------     ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
620 - 639 ....................      23     $ 12,445,033.84     11.74%      541,088.43      6.540      349        629      75.45
640 - 659 ....................      30       16,967,803.02     16.01       565,593.43      6.485      353        650      72.03
660 - 679 ....................      11        7,017,050.00      6.62       637,913.64      6.604      360        671      77.44
680 - 699 ....................      34       20,191,684.00     19.05       593,873.06      6.498      352        691      71.21
700 - 719 ....................      16        9,956,886.88      9.39       622,305.43      6.500      351        708      75.87
720 and above ................      58       39,421,478.54     37.19       679,680.66      6.535      351        759      74.68
                                   ---     ---------------    ------
   TOTAL .....................     172     $105,999,936.28    100.00%
                                   ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 1 was approximately 703.

                             DOCUMENTATION PROGRAMS

                                                            PERCENT OF                              WEIGHTED             WEIGHTED
                                  NUMBER                      INITIAL                               AVERAGE   WEIGHTED   AVERAGE
                                    OF        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL        LOANS       PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO
                                 MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   MATURITY   CREDIT     -VALUE
DOCUMENTATION PROGRAM             LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------           ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
CLUES Plus ...................       3     $  1,698,600.00      1.60%      566,200.00      6.369      360        640      71.99
Full/Alternative .............      62       37,091,005.08     34.99       598,242.02      6.519      350        667      73.82
Preferred ....................       8        5,122,196.93      4.83       640,274.62      6.395      324        750      76.42
Reduced ......................      99       62,088,134.27     58.57       627,152.87      6.538      355        722      73.93
                                   ---     ---------------    ------
   TOTAL .....................     172     $105,999,936.28    100.00%
                                   ===     ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                           PERCENT OF                               WEIGHTED              WEIGHTED
                                 NUMBER                      INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                   OF        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
RANGE OF ORIGINAL               MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
------------------------        --------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
50.00 and below ..............       3    $  1,883,400.00      1.78%      627,800.00      6.593       360         674      33.78
50.01 to 55.00 ...............       5       2,969,576.43      2.80       593,915.29      6.414       284         725      52.81
55.01 to 60.00 ...............       6       4,635,500.00      4.37       772,583.33      6.409       360         707      58.44
60.01 to 65.00 ...............       8       6,350,100.00      5.99       793,762.50      6.599       360         729      63.80
65.01 to 70.00 ...............      15       9,693,084.33      9.14       646,205.62      6.517       351         672      68.16
70.01 to 75.00 ...............      29      20,949,386.24     19.76       722,392.63      6.493       354         708      73.10
75.01 to 80.00 ...............     101      57,021,759.02     53.79       564,571.87      6.533       353         705      79.54
80.01 to 85.00 ...............       2         876,700.00      0.83       438,350.00      6.879       360         649      83.89
85.01 to 90.00 ...............       3       1,620,430.26      1.53       540,143.42      6.461       359         668      88.97
                                   ---    ---------------    ------
   TOTAL .....................     172    $105,999,936.28    100.00%
                                   ===    ===============    ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 was approximately 73.98%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                           PERCENT OF                               WEIGHTED              WEIGHTED
                                 NUMBER                      INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                   OF        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
STATE                             LOANS     OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-----                           --------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
Arizona ......................       4    $  2,617,304.00      2.47%      654,326.00      6.472       360         721      76.60
California ...................      66      39,524,032.63     37.29       598,848.98      6.521       352         701      73.45
Connecticut ..................       4       2,979,130.26      2.81       744,782.57      6.659       360         663      79.53
Florida ......................      13       7,610,836.26      7.18       585,448.94      6.507       351         702      75.23
Hawaii .......................       3       2,457,899.31      2.32       819,299.77      6.511       322         716      75.52
Illinois .....................       4       3,491,145.89      3.29       872,786.47      6.458       328         739      68.58
Maryland .....................       5       3,006,010.27      2.84       601,202.05      6.577       360         699      75.70
Massachusetts ................       4       2,492,647.82      2.35       623,161.96      6.400       357         748      78.04
New Jersey ...................       9       5,884,328.23      5.55       653,814.25      6.500       360         686      72.98
New York .....................      10       6,096,132.83      5.75       609,613.28      6.503       351         714      73.89
Virginia .....................       9       4,736,183.42      4.47       526,242.60      6.527       335         676      77.20
Washington ...................       9       6,362,875.00      6.00       706,986.11      6.427       346         722      71.75
Wisconsin ....................       3       2,378,750.00      2.24       792,916.67      6.588       360         710      65.19
Other (less than 2%) .........      29      16,362,660.36     15.44       564,229.67      6.577       360         698      74.84
                                   ---    ---------------    ------
   TOTAL .....................     172    $105,999,936.28    100.00%
                                   ===    ===============    ======

----------
(1) The Other row in the preceding table includes 17 other states with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 2.042% of the Initial Mortgage Loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                           PERCENT OF                               WEIGHTED              WEIGHTED
                                 NUMBER                      INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                   OF        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS     OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
------------                    --------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
Refinance (cash-out) .........      68    $ 40,500,031.54     38.21%      595,588.70      6.560       349         685      72.67
Purchase .....................      75      47,511,193.99     44.82       633,482.59      6.505       353         714      76.05
Refinance (rate/term) ........      29      17,988,710.75     16.97       620,300.37      6.481       354         713      71.45
                                   ---    ---------------    ------
   TOTAL .....................     172    $105,999,936.28    100.00%
                                   ===    ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                           PERCENT OF                               WEIGHTED              WEIGHTED
                                 NUMBER                      INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                   OF        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS     OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-------------                   --------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
2 to 4 Family Residence ......       2    $  1,180,000.00      1.11%      590,000.00      6.500       360         732      80.00
High-rise Condominium ........      16      11,365,320.39     10.72       710,332.52      6.488       338         762      76.49
Low-rise Condominium .........       9       5,265,602.55      4.97       585,066.95      6.440       349         716      74.85
Planned Unit Development .....      37      22,093,157.92     20.84       597,112.38      6.523       352         688      74.69
Single Family Residence ......     108      66,095,855.42     62.35       611,998.66      6.534       354         696      73.13
                                   ---    ---------------    ------
   TOTAL .....................     172    $105,999,936.28    100.00%
                                   ===    ===============    ======

                               OCCUPANCY TYPES(1)

                                                           PERCENT OF                               WEIGHTED              WEIGHTED
                                 NUMBER                      INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                   OF        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS     OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
--------------                  --------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
Investment Property ..........       3    $  1,388,846.76      1.31%      462,948.92      6.504       319         759      70.30
Primary Residence ............     160      98,470,829.06     92.90       615,442.68      6.521       353         699      73.90
Secondary Residence ..........       9       6,140,260.46      5.79       682,251.16      6.535       348         756      76.15
                                   ---    ---------------    ------
   TOTAL .....................     172    $105,999,936.28    100.00%
                                   ===    ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                           PERCENT OF
                                 NUMBER                      INITIAL     AVERAGE                              WEIGHTED
                                   OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED    WEIGHTED      AVERAGE
                                 INITIAL     PRINCIPAL        LOANS      BALANCE     AVERAGE    AVERAGE       ORIGINAL
REMAINING TERM                  MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE  FICO CREDIT  LOAN-TO-VALUE
TO MATURITY (MONTHS)              LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)     SCORE       RATIO (%)
--------------------            --------  ---------------  ----------  -----------  --------  -----------  -------------
360 ..........................     134    $ 83,816,921.00     79.07%    625,499.41    6.532       702          73.63
359 ..........................      20      10,505,362.12      9.91     525,268.11    6.542       695          78.17
358 ..........................       3       2,015,967.46      1.90     671,989.15    6.595       737          81.92
357 ..........................       1         489,970.18      0.46     489,970.18    5.750       623          73.43
356 ..........................       1         453,100.00      0.43     453,100.00    6.375       756          62.07
355 ..........................       1         963,750.00      0.91     963,750.00    6.625       640          74.13
352 ..........................       1         979,447.82      0.92     979,447.82    6.250       772          75.00
240 ..........................       2       1,180,750.00      1.11     590,375.00    6.250       708          71.78
239 ..........................       2       1,410,298.66      1.33     705,149.33    6.584       760          76.31
238 ..........................       2       1,196,042.43      1.13     598,021.22    6.421       704          69.75
237 ..........................       3       1,995,731.55      1.88     665,243.85    6.395       668          66.50
236 ..........................       1         479,960.80      0.45     479,960.80    6.375       659          53.78
226 ..........................       1         512,634.26      0.48     512,634.26    6.625       801          80.00
                                   ---    ---------------    ------
   TOTAL .....................     172    $105,999,936.28    100.00%
                                   ===    ===============    ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 1 was approximately 352 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                           PERCENT OF                          WEIGHTED
                                 NUMBER                      INITIAL     AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL        LOANS      BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
INTEREST-ONLY PERIOD            MORTGAGE      BALANCE        IN LOAN   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                          LOANS     OUTSTANDING      GROUP 1       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
--------------------            --------  ---------------  ----------  -----------  --------  ---------  --------  -------------
0 ............................     131    $ 80,472,206.51     75.92%    614,291.65    6.519      349        701        73.66
120 ..........................      41      25,527,729.77     24.08     622,627.56    6.530      360        708        74.99
                                   ---    ---------------    ------
   TOTAL .....................     172    $105,999,936.28    100.00%
                                   ===    ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                           PERCENT OF                          WEIGHTED
                                 NUMBER                      INITIAL     AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL        LOANS      BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
PREPAYMENT CHARGE PERIOD        MORTGAGE      BALANCE        IN LOAN   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                          LOANS     OUTSTANDING      GROUP 1       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
------------------------        --------  ---------------  ----------  -----------  --------  ---------  --------  -------------
0 ............................     162    $100,164,456.28     94.49%    618,299.11    6.521      351        702        74.06
60 ...........................      10       5,835,480.00      5.51     583,548.00    6.524      360        709        72.58
                                   ---    ---------------    ------
   TOTAL .....................     172    $105,999,936.28    100.00%
                                   ===    ===============    ======

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)


                                                           PERCENT OF                WEIGHTED
                                 NUMBER                      INITIAL     AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE      MORTGAGE    PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL        LOANS      BALANCE     TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                 LOANS     OUTSTANDING      GROUP 2       ($)       (MONTHS)    SCORE     RATIO (%)
-----------------               --------  ---------------  ----------  -----------  ---------  --------  -------------
6.625 ........................       3    $  1,276,701.16      0.38%    425,567.05     359        699        70.19
6.655 ........................       1         473,066.00      0.14     473,066.00     360        644        89.26
6.750 ........................     118      75,232,761.34     22.11     637,565.77     357        702        75.14
6.780 ........................       1         558,000.00      0.16     558,000.00     360        643        90.00
6.875 ........................     252     160,047,654.17     47.03     635,109.74     359        704        74.13
6.880 ........................       1         554,800.00      0.16     554,800.00     360        647        89.48
6.970 ........................       1         531,000.00      0.16     531,000.00     360        634        84.96
6.985 ........................       1         427,500.00      0.13     427,500.00     360        625        90.00
7.000 ........................     124      81,469,106.22     23.94     657,008.92     359        713        74.04
7.030 ........................       1         432,000.00      0.13     432,000.00     360        621        90.00
7.060 ........................       1         415,551.36      0.12     415,551.36     237        639        88.91
7.070 ........................       1         428,350.00      0.13     428,350.00     360        637        85.00
7.125 ........................      31      17,860,970.50      5.25     576,160.34     357        682        77.49
7.155 ........................       1         612,000.00      0.18     612,000.00     360        630        90.00
                                   ---    ---------------    ------
   TOTAL .....................     537    $340,319,460.75    100.00%
                                   ===    ===============    ======

----------
(1) The lender acquired mortgage insurance Initial Mortgage Loans in loan group 2 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 (net of such premiums) was approximately 6.890% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 was approximately 6.895% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                              PERCENT                               WEIGHTED             WEIGHTED
                                                            OF INITIAL                              AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
RANGE OF                         INITIAL      PRINCIPAL        LOANS       PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
CURRENT MORTGAGE                 MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------------     ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
400,000.01 - 450,000.00 ......      77     $ 33,460,279.10      9.83%       434,549.08     6.917      355        685      76.73
450,000.01 - 500,000.00 ......     108       51,466,610.67     15.12        476,542.69     6.906      354        692      76.97
500,000.01 - 550,000.00 ......      95       49,963,904.96     14.68        525,935.84     6.890      357        695      76.26
550,000.01 - 600,000.00 ......      62       35,626,934.26     10.47        574,627.97     6.886      360        700      76.70
600,000.01 - 650,000.00 ......      67       42,410,311.88     12.46        632,989.73     6.890      360        707      75.38
650,000.01 - 700,000.00 ......      19       12,891,400.00      3.79        678,494.74     6.901      360        681      76.05
700,000.01 - 750,000.00 ......      22       16,123,989.41      4.74        732,908.61     6.859      360        693      75.41
750,000.01 - 1,000,000.00 ....      55       48,155,436.39     14.15        875,553.39     6.901      360        714      69.91
1,000,000.01 - 1,500,000.00 ..      19       23,202,794.08      6.82      1,221,199.69     6.885      360        712      71.34
1,500,000.01 - 2,000,000.00 ..       8       13,872,800.00      4.08      1,734,100.00     6.891      360        750      68.31
Above 2,000,000.00 ...........       5       13,145,000.00      3.86      2,629,000.00     6.903      360        761      74.63
                                   ---     ---------------    ------
   TOTAL .....................     537     $340,319,460.75    100.00%
                                   ===     ===============    ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 2 was approximately $633,742.

                              FICO CREDIT SCORES(1)

                                                              PERCENT                               WEIGHTED             WEIGHTED
                                                            OF INITIAL                              AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL        LOANS       PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF                         MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
FICO CREDIT SCORES                LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------              ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
619 and below ................       5     $  3,138,550.43      0.92%     627,710.09       6.971      360        613      75.89
620 - 639 ....................      72       41,333,731.28     12.15      574,079.60       6.924      350        632      74.96
640 - 659 ....................      71       41,658,187.98     12.24      586,735.04       6.868      358        649      76.70
660 - 679 ....................      65       38,059,331.38     11.18      585,528.18       6.921      357        670      74.74
680 - 699 ....................      79       45,286,760.71     13.31      573,250.14       6.890      360        689      74.32
700 - 719 ....................      62       36,486,245.92     10.72      588,487.84       6.895      360        710      75.38
720 and above ................     183      134,356,653.05     39.48      734,189.36       6.888      360        758      73.86
                                   ---     ---------------    ------
   TOTAL .....................     537     $340,319,460.75    100.00%
                                   ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 2 was approximately 704.

                             DOCUMENTATION PROGRAMS

                                                              PERCENT                               WEIGHTED             WEIGHTED
                                                            OF INITIAL                              AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL        LOANS       PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
DOCUMENTATION PROGRAM             LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------           ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
Full/Alternative .............     174     $104,222,772.57     30.62%     598,981.45       6.902      355        657      75.86
Preferred ....................      12        7,479,926.69      2.20      623,327.22       6.856      360        747      75.75
Reduced ......................     351      228,616,761.49     67.18      651,329.80       6.894      360        723      74.11
                                   ---     ---------------    ------
   TOTAL .....................     537     $340,319,460.75    100.00%
                                   ===     ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                              PERCENT                               WEIGHTED             WEIGHTED
                                                            OF INITIAL                              AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL        LOANS       PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------        ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
50.00 and below ..............      15     $ 10,553,344.25      3.10%     703,556.28       6.890      360        700      46.14
50.01 to 55.00 ...............       5        3,566,001.00      1.05      713,200.20       6.945      360        679      52.55
55.01 to 60.00 ...............      15       11,092,939.00      3.26      739,529.27       6.847      360        725      58.37
60.01 to 65.00 ...............      23       16,337,254.25      4.80      710,315.40       6.895      360        693      63.18
65.01 to 70.00 ...............      43       37,471,249.20     11.01      871,424.40       6.894      358        727      68.62
70.01 to 75.00 ...............      93       65,047,984.71     19.11      699,440.70       6.878      359        699      73.44
75.01 to 80.00 ...............     324      186,189,955.29     54.71      574,660.36       6.895      358        703      79.56
80.01 to 85.00 ...............       3        1,531,848.48      0.45      510,616.16       7.063      360        664      84.46
85.01 to 90.00 ...............      14        7,391,170.84      2.17      527,940.77       7.088      353        640      89.69
90.01 to 95.00 ...............       2        1,137,713.73      0.33      568,856.87       6.819      359        730      94.08
                                   ---     ---------------    ------
   TOTAL .....................     537     $340,319,460.75    100.00%
                                   ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 74.68%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                            PERCENT                                WEIGHTED            WEIGHTED
                                 NUMBER                    OF INITIAL                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                  OF         AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                INITIAL      PRINCIPAL       LOANS        PRINCIPAL     MORTGAGE   TERM TO     FICO     LOAN-TO
                                MORTGAGE      BALANCE        IN LOAN       BALANCE        RATE     MATURITY   CREDIT    -VALUE
STATE                            LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)     (%)     (MONTHS)    SCORE   RATIO (%)
-----                           --------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
California....................    200     $124,668,640.62     36.63%      623,343.20      6.893      358        707      74.27
Florida.......................     32       20,797,394.71      6.11       649,918.58      6.894      360        706      69.90
Illinois......................     15       10,107,175.98      2.97       673,811.73      6.896      354        690      77.69
Maryland......................     24       13,471,696.05      3.96       561,320.67      6.893      356        686      76.96
Massachusetts.................     13        7,960,987.06      2.34       612,383.62      6.899      346        707      77.29
Nevada........................     16        8,847,865.75      2.60       552,991.61      6.904      360        700      78.47
New Jersey....................     23       14,262,841.45      4.19       620,123.54      6.905      356        686      76.43
New York......................     50       32,753,945.76      9.62       655,078.92      6.910      360        699      73.68
Texas.........................     13        9,441,975.53      2.77       726,305.81      6.973      360        710      79.21
Virginia......................     24       13,254,736.48      3.89       552,280.69      6.866      360        704      76.70
Washington....................     15       11,523,249.12      3.39       768,216.61      6.867      360        726      75.67
Other (less than 2%)..........    112       73,228,952.24     21.52       653,829.93      6.889      360        705      74.17
                                  ---     ---------------    ------
   TOTAL......................    537     $340,319,460.75    100.00%
                                  ===     ===============    ======

----------
(1) The Other row in the preceding table includes 31 other states and the District of Columbia with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 1.017% of the Initial Mortgage Loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                             PERCENT                               WEIGHTED             WEIGHTED
                                 NUMBER                    OF INITIAL                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                   OF        AGGREGATE      MORTGAGE      AVERAGE        AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL     PRINCIPAL        LOANS       PRINCIPAL     MORTGAGE   TERM TO     FICO     LOAN-TO
                                MORTGAGE      BALANCE        IN LOAN       BALANCE        RATE     MATURITY   CREDIT    -VALUE
LOAN PURPOSE                     LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)     (%)     (MONTHS)    SCORE   RATIO (%)
------------                    --------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
Refinance (cash-out)..........    223     $130,776,901.58     38.43%      586,443.50      6.900      356        686      72.34
Purchase......................    237      158,585,465.37     46.60       669,136.98      6.885      360        721      76.81
Refinance (rate/term).........     77       50,957,093.80     14.97       661,780.44      6.915      359        694      74.05
                                  ---     ---------------    ------
   TOTAL......................    537     $340,319,460.75    100.00%
                                  ===     ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                             PERCENT                               WEIGHTED             WEIGHTED
                                 NUMBER                    OF INITIAL                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                   OF        AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL     PRINCIPAL        LOANS       PRINCIPAL     MORTGAGE   TERM TO     FICO     LOAN-TO
                                MORTGAGE      BALANCE        IN LOAN       BALANCE        RATE    MATURITY    CREDIT     -VALUE
PROPERTY TYPE                     LOANS     OUTSTANDING      GROUP 2   OUTSTANDING ($)    (%)      (MONTHS)    SCORE   RATIO (%)
-------------                   --------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
2 to 4 Family Residence.......      17    $ 10,721,412.02      3.15%      630,671.30      6.937      360        711      78.24
High-rise Condominium.........      30      20,385,633.88      5.99       679,521.13      6.849      360        749      74.00
Low-rise Condominium..........      25      15,367,163.01      4.52       614,686.52      6.913      360        709      73.46
Planned Unit Development......     131      87,629,253.88     25.75       668,925.60      6.898      359        709      75.69
Single Family Residence.......     334     206,215,997.96     60.59       617,413.17      6.895      357        696      74.23
                                   ---    ---------------    ------
   TOTAL......................     537    $340,319,460.75    100.00%
                                   ===    ===============    ======

                               OCCUPANCY TYPES(1)

                                                             PERCENT                               WEIGHTED             WEIGHTED
                                 NUMBER                    OF INITIAL                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                   OF        AGGREGATE      MORTGAGE       AVERAGE      AVERAGE   REMAINING   AVERAGE   ORIGINAL
                                 INITIAL     PRINCIPAL        LOANS       PRINCIPAL     MORTGAGE   TERM TO     FICO     LOAN-TO
                                MORTGAGE      BALANCE        IN LOAN       BALANCE        RATE     MATURITY   CREDIT    -VALUE
OCCUPANCY TYPE                    LOANS     OUTSTANDING      GROUP 2   OUTSTANDING ($)     (%)     (MONTHS)    SCORE   RATIO (%)
--------------                  --------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
Investment Property...........      24    $ 15,359,653.69      4.51%      639,985.57      6.929      356        732      76.91
Primary Residence.............     482     300,451,441.83     88.29       623,343.24      6.893      358        700      74.85
Secondary Residence...........      31      24,508,365.23      7.20       790,592.43      6.897      360        732      71.26
                                   ---    ---------------    ------
   TOTAL......................     537    $340,319,460.75    100.00%
                                   ===    ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)


                                                             PERCENT                                         WEIGHTED
                                 NUMBER                    OF INITIAL                              WEIGHTED   AVERAGE
                                   OF        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   AVERAGE   ORIGINAL
                                 INITIAL     PRINCIPAL        LOANS       PRINCIPAL      AVERAGE    FICO     LOAN-TO
REMAINING TERM                  MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   CREDIT     -VALUE
TO MATURITY (MONTHS)              LOANS     OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)    SCORE   RATIO (%)
--------------------            --------  ---------------  ----------  ---------------  --------  --------  ---------
360...........................     474    $304,318,979.71     89.42%      642,023.16      6.898      706      74.53
359...........................      50      29,775,759.11      8.75       595,515.18      6.873      688      75.54
358...........................       2         859,451.16      0.25       429,725.58      6.879      719      71.07
356...........................       1         715,965.07      0.21       715,965.07      6.875      640      80.00
240...........................       5       2,261,550.00      0.66       452,310.00      6.876      645      78.84
239...........................       1         479,078.57      0.14       479,078.57      7.000      661      80.00
238...........................       2       1,015,882.51      0.30       507,941.26      6.812      634      74.70
237...........................       2         892,794.62      0.26       446,397.31      6.983      630      82.85
                                   ---    ---------------   ------
   TOTAL......................     537    $340,319,460.75   100.00%
                                   ===    ===============   ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 2 was approximately 358 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                    WEIGHTED             WEIGHTED
                                                              PERCENT OF      AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE         INITIAL      PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL     MORTGAGE LOANS    BALANCE    MORTGAGE   TERM TO     FICO     LOAN-TO
INTEREST-ONLY PERIOD             MORTGAGE      BALANCE          IN LOAN     OUTSTANDING    RATE     MATURITY   CREDIT     -VALUE
(MONTHS)                          LOANS      OUTSTANDING        GROUP 2         ($)         (%)     (MONTHS)    SCORE   RATIO (%)
--------------------            ---------  ---------------  --------------  -----------  --------  ---------  --------  ---------
0.............................      363    $230,765,306.69       67.81%      635,717.10    6.886      357        701      74.64
120...........................      174     109,554,154.06       32.19       629,621.58    6.916      360        709      74.78
                                    ---    ---------------      ------
   TOTAL......................      537    $340,319,460.75      100.00%
                                    ===    ===============      ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                    WEIGHTED             WEIGHTED
                                                              PERCENT OF      AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE         INITIAL      PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL     MORTGAGE LOANS    BALANCE    MORTGAGE   TERM TO     FICO     LOAN-TO
PREPAYMENT CHARGE PERIOD         MORTGAGE      BALANCE          IN LOAN     OUTSTANDING    RATE     MATURITY   CREDIT     -VALUE
(MONTHS)                          LOANS      OUTSTANDING        GROUP 2         ($)         (%)     (MONTHS)    SCORE   RATIO (%)
------------------------        ---------  ---------------  --------------  -----------  --------  ---------  --------  ---------
0 ............................     507     $321,005,421.46       94.32%      633,146.79    6.896      358        704      74.59
36 ...........................       1          646,875.00        0.19       646,875.00    6.875      360        725      75.00
60 ...........................      29       18,667,164.29        5.49       643,695.32    6.886      360        705      76.28
                                   ---     ---------------      ------
   TOTAL .....................     537     $340,319,460.75      100.00%
                                   ===     ===============      ======

                                  LOAN GROUP 3

                                MORTGAGE RATES(1)

                                                                                          WEIGHTED             WEIGHTED
                                                              PERCENT OF      AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE         INITIAL      PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL     MORTGAGE LOANS    BALANCE     TERM TO     FICO     LOAN-TO
                                 MORTGAGE      BALANCE          IN LOAN     OUTSTANDING   MATURITY   CREDIT     -VALUE
MORTGAGE RATE (%)                 LOANS      OUTSTANDING        GROUP 3         ($)       (MONTHS)    SCORE   RATIO (%)
-----------------               ---------  ---------------  --------------  -----------  ---------  --------  ---------
7.125 ........................      44     $ 25,560,465.66       10.22%      580,919.67     357        712      76.62
7.250 ........................      95       59,595,969.39       23.82       627,325.99     360        707      75.21
7.375 ........................      73       51,205,222.06       20.47       701,441.40     360        722      73.72
7.420 ........................       1          452,000.00        0.18       452,000.00     360        649      88.63
7.500 ........................      76       53,683,906.46       21.46       706,367.19     358        707      74.32
7.625 ........................      26       17,134,462.00        6.85       659,017.77     360        716      76.30
7.750 ........................      18       12,343,100.00        4.93       685,727.78     360        718      72.34
7.875 ........................      17       13,236,993.00        5.29       778,646.65     360        702      76.53
8.000 ........................      10        6,550,854.78        2.62       655,085.48     360        696      80.00
8.060 ........................       1          481,222.98        0.19       481,222.98     359        688      90.00
8.125 ........................       5        4,750,388.92        1.90       950,077.78     360        736      73.69
8.250 ........................       1          428,000.00        0.17       428,000.00     360        753      80.00
8.375 ........................       4        2,794,500.00        1.12       698,625.00     360        761      78.78
8.500 ........................       3        1,990,400.00        0.80       663,466.67     360        723      80.00
                                   ---     ---------------      ------
   TOTAL .....................     374     $250,207,485.25      100.00%
                                   ===     ===============      ======

----------
(1) The lender acquired mortgage insurance Initial Mortgage Loans in loan group 3 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 3 (net of such premiums) was approximately 7.462% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 3 was approximately 7.464% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                     WEIGHTED             WEIGHTED
                                                              PERCENT OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE         INITIAL       PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
RANGE OF                         INITIAL      PRINCIPAL     MORTGAGE LOANS     BALANCE    MORTGAGE   TERM TO     FICO     LOAN-TO
CURRENT MORTGAGE                 MORTGAGE      BALANCE          IN LOAN      OUTSTANDING    RATE     MATURITY   CREDIT     -VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS      OUTSTANDING        GROUP 3          ($)         (%)     (MONTHS)    SCORE   RATIO (%)
---------------------------     ---------  ---------------  --------------  ------------  --------  ---------  --------  ---------
400,000.01 - 450,000.00 ......      36     $ 15,674,614.47        6.26%       435,405.96   7.423       357        704      78.50
450,000.01 - 500,000.00 ......      89       42,234,339.72       16.88        474,543.14   7.410       360        703      78.16
500,000.01 - 550,000.00 ......      55       28,818,883.72       11.52        523,979.70   7.476       359        707      77.23
550,000.01 - 600,000.00 ......      51       29,282,276.70       11.70        574,162.29   7.482       360        705      77.86
600,000.01 - 650,000.00 ......      41       25,946,497.74       10.37        632,841.41   7.393       357        715      77.10
650,000.01 - 700,000.00 ......      13        8,769,924.00        3.51        674,609.54   7.550       360        733      76.55
700,000.01 - 750,000.00 ......       6        4,398,100.00        1.76        733,016.67   7.271       360        719      76.05
750,000.01 - 1,000,000.00 ....      52       46,257,055.36       18.49        889,558.76   7.489       360        720      73.35
1,000,000.01 - 1,500,000.00 ..      20       25,603,793.54       10.23      1,280,189.68   7.470       360        723      68.84
1,500,000.01 - 2,000,000.00 ..       6       10,907,500.00        4.36      1,817,916.67   7.617       360        738      71.12
Above 2,000,000.00 ...........       5       12,314,500.00        4.92      2,462,900.00   7.551       360        695      66.17
                                   ---     ---------------      ------
   TOTAL .....................     374     $250,207,485.25      100.00%
                                   ===     ===============      ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 3 was approximately $669,004.

                              FICO CREDIT SCORES(1)

                                                                                                    WEIGHTED             WEIGHTED
                                                              PERCENT OF      AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE         INITIAL      PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL     MORTGAGE LOANS    BALANCE    MORTGAGE   TERM TO     FICO     LOAN-TO
RANGE OF                         MORTGAGE      BALANCE          IN LOAN     OUTSTANDING    RATE     MATURITY   CREDIT     -VALUE
FICO CREDIT SCORES                LOANS      OUTSTANDING        GROUP 3         ($)         (%)     (MONTHS)    SCORE   RATIO (%)
------------------              ---------  ---------------  --------------  -----------  --------  ---------  --------  ---------
619 and below ................       3     $  1,590,000.00        0.64%      530,000.00    7.337      360        611      64.60
620 - 639 ....................      11        5,953,205.00        2.38       541,200.45    7.361      360        629      78.23
640 - 659 ....................      16        8,791,187.71        3.51       549,449.23    7.347      360        648      72.78
660 - 679 ....................      73       48,340,602.46       19.32       662,200.03    7.454      359        670      74.90
680 - 699 ....................      60       39,132,943.91       15.64       652,215.73    7.482      360        689      75.55
700 - 719 ....................      67       47,183,264.87       18.86       704,227.83    7.475      359        709      74.15
720 and above ................     143       98,568,281.30       39.39       689,288.68    7.478      360        757      75.62
Not Available ................       1          648,000.00        0.26       648,000.00    7.125      240        N/A      80.00
                                   ---     ---------------      ------
   TOTAL .....................     374     $250,207,485.25      100.00%
                                   ===     ===============      ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 3 was approximately 712.

                             DOCUMENTATION PROGRAMS

                                                            PERCENT
                                                              OF                             WEIGHTED
                                 NUMBER                     INITIAL    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                   OF        AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                 INITIAL     PRINCIPAL       LOANS     BALANCE    MORTGAGE   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE       IN LOAN  OUTSTANDING    RATE     MATURITY  FICO CREDIT  LOAN-TO-VALUE
DOCUMENTATION PROGRAM             LOANS     OUTSTANDING     GROUP 3      ($)         (%)     (MONTHS)     SCORE       RATIO (%)
---------------------           --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
CLUES Plus ...................       4    $  2,222,254.93     0.89%   555,563.73    7.370      359         655          80.72
Full/Alternative .............      46      30,092,729.54    12.03    654,189.77    7.357      357         679          73.42
Preferred ....................       4       2,185,860.00     0.87    546,465.00    7.408      360         744          77.19
Reduced ......................     320     215,706,640.78    86.21    674,083.25    7.481      360         717          75.25
                                   ---    ---------------   ------
   TOTAL .....................     374    $250,207,485.25   100.00%
                                   ===    ===============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                            PERCENT
                                                              OF                              WEIGHTED
                                 NUMBER                     INITIAL     AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                   OF        AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                 INITIAL     PRINCIPAL       LOANS      BALANCE    MORTGAGE   TERM TO     AVERAGE       ORIGINAL
RANGE OF ORIGINAL               MORTGAGE      BALANCE       IN LOAN   OUTSTANDING    RATE     MATURITY  FICO CREDIT  LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING     GROUP 3       ($)         (%)     (MONTHS)     SCORE       RATIO (%)
------------------------        --------  ---------------  --------  ------------  --------  ---------  -----------  -------------
50.00 and below ..............       5    $  4,107,550.00     1.64%    821,510.00    7.348      360         674          42.33
50.01 to 55.00 ...............       4       4,475,500.00     1.79   1,118,875.00    7.466      360         722          53.50
55.01 to 60.00 ...............      11      12,294,750.00     4.91   1,117,704.55    7.484      360         713          58.72
60.01 to 65.00 ...............       7       4,687,000.00     1.87     669,571.43    7.379      360         697          62.55
65.01 to 70.00 ...............      34      31,695,922.28    12.67     932,233.01    7.454      360         717          68.53
70.01 to 75.00 ...............      51      40,629,041.90    16.24     796,647.88    7.457      360         714          73.72
75.01 to 80.00 ...............     250     146,054,127.74    58.37     584,216.51    7.472      359         713          79.72
80.01 to 85.00 ...............       3       1,562,119.00     0.62     520,706.33    7.242      356         676          82.76
85.01 to 90.00 ...............       8       4,265,139.33     1.70     533,142.42    7.577      348         702          89.10
90.01 to 95.00 ...............       1         436,335.00     0.17     436,335.00    7.375      360         637          95.00
                                   ---    ---------------   ------
   TOTAL .....................     374    $250,207,485.25   100.00%
                                   ===    ===============   ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 3 was approximately 75.10%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 3 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                            PERCENT
                                                              OF                              WEIGHTED
                                 NUMBER                     INITIAL     AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                   OF        AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                 INITIAL     PRINCIPAL       LOANS      BALANCE    MORTGAGE   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE       IN LOAN   OUTSTANDING    RATE     MATURITY  FICO CREDIT  LOAN-TO-VALUE
STATE                             LOANS     OUTSTANDING     GROUP 3       ($)         (%)     (MONTHS)     SCORE       RATIO (%)
-----                           --------  ---------------  --------  ------------  --------  ---------  -----------  -------------
Arizona ......................      12    $  7,996,120.00     3.20%    666,343.33    7.512      360         717          74.96
California ...................     135      89,981,778.72    35.96     666,531.69    7.483      360         712          75.08
Colorado .....................       9       6,166,114.00     2.46     685,123.78    7.316      360         736          77.91
Florida ......................      21      15,394,812.65     6.15     733,086.32    7.567      355         721          75.00
Hawaii .......................       9       9,789,200.00     3.91   1,087,688.89    7.516      360         732          66.86
Illinois .....................      20      12,496,160.00     4.99     624,808.00    7.433      360         708          75.20
Maryland .....................      14       7,688,721.62     3.07     549,194.40    7.349      360         689          72.25
Nevada .......................      16       8,961,956.49     3.58     560,122.28    7.464      360         714          78.06
New Jersey ...................      19      14,688,483.59     5.87     773,078.08    7.483      360         733          73.94
New York .....................      20      13,603,997.71     5.44     680,199.89    7.398      360         715          74.71
Texas ........................       9       8,559,650.00     3.42     951,072.22    7.615      354         713          76.81
Virginia .....................      11       6,551,549.00     2.62     595,595.36    7.356      360         678          77.99
Washington ...................      11       6,415,290.20     2.56     583,208.20    7.441      360         721          77.42
Other (less than 2%) .........      68      41,913,651.27    16.75     616,377.22    7.421      360         703          75.92
                                   ---    ---------------   ------
   TOTAL .....................     374    $250,207,485.25   100.00%
                                   ===    ===============   ======

----------
(1) The Other row in the preceding table includes 26 other states and the District of Columbia with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 1.621% of the Initial Mortgage Loans in loan group 3 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                            PERCENT
                                                              OF                             WEIGHTED
                                 NUMBER                     INITIAL    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                   OF        AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                 INITIAL     PRINCIPAL       LOANS     BALANCE    MORTGAGE   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE       IN LOAN  OUTSTANDING    RATE     MATURITY  FICO CREDIT  LOAN-TO-VALUE
LOAN PURPOSE                      LOANS     OUTSTANDING     GROUP 3      ($)         (%)     (MONTHS)     SCORE       RATIO (%)
------------                    --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
Refinance (cash-out) .........     112    $ 76,123,328.16    30.42%   679,672.57    7.418      360         703          71.58
Purchase .....................     209     137,178,834.11    54.83    656,358.06    7.474      359         721          77.44
Refinance (rate/term) ........      53      36,905,322.98    14.75    696,326.85    7.521      358         701          73.61
                                   ---    ---------------   ------
   TOTAL .....................     374    $250,207,485.25   100.00%
                                   ===    ===============   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                            PERCENT
                                                              OF                              WEIGHTED
                                 NUMBER                     INITIAL     AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                   OF        AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                 INITIAL     PRINCIPAL       LOANS      BALANCE    MORTGAGE   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE       IN LOAN   OUTSTANDING    RATE     MATURITY  FICO CREDIT  LOAN-TO-VALUE
PROPERTY TYPE                     LOANS     OUTSTANDING     GROUP 3       ($)         (%)     (MONTHS)     SCORE       RATIO (%)
-------------                   --------  ---------------  --------  ------------  --------  ---------  -----------  -------------
2 to 4 Family Residence ......      13    $ 10,754,065.57     4.30%    827,235.81    7.436      360         738          74.36
Condominium Hotel ............       1       1,400,000.00     0.56   1,400,000.00    7.625      360         721          80.00
High-rise Condominium ........      15       9,760,022.92     3.90     650,668.19    7.504      360         737          77.35
Low-rise Condominium .........      15       9,146,971.45     3.66     609,798.10    7.440      360         688          72.97
Planned Unit Development .....      93      64,428,670.61    25.75     692,781.40    7.445      358         713          75.22
Single Family Residence ......     237     154,717,754.70    61.84     652,817.53    7.471      360         710          75.03
                                   ---    ---------------   ------
   TOTAL .....................     374    $250,207,485.25   100.00%
                                   ===    ===============   ======

                               OCCUPANCY TYPES(1)

                                                            PERCENT
                                                              OF                             WEIGHTED
                                 NUMBER                     INITIAL    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                   OF        AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                 INITIAL     PRINCIPAL       LOANS     BALANCE    MORTGAGE   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE       IN LOAN  OUTSTANDING    RATE     MATURITY  FICO CREDIT  LOAN-TO-VALUE
OCCUPANCY TYPE                    LOANS     OUTSTANDING     GROUP 3      ($)         (%)     (MONTHS)     SCORE       RATIO (%)
--------------                  --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
Investment Property ..........      34    $ 23,382,835.15     9.35%   687,730.45    7.493      360         740          77.11
Primary Residence ............     317     210,978,966.08    84.32    665,548.79    7.461      359         708          74.80
Secondary Residence ..........      23      15,845,684.02     6.33    688,942.78    7.468      360         725          76.03
                                   ---    ---------------   ------
   TOTAL .....................     374    $250,207,485.25   100.00%
                                   ===    ===============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                            PERCENT OF                                        WEIGHTED
                                                              INITIAL                              WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL        LOANS       PRINCIPAL      AVERAGE    FICO     LOAN-TO
REMAINING TERM                   MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   CREDIT     -VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)    SCORE   RATIO (%)
--------------------            ---------  ---------------  ----------  ---------------  --------  --------  ---------
360 ..........................     338     $226,134,735.42     90.38%      669,037.68      7.465      713      74.75
359 ..........................      27       17,866,036.87      7.14       661,705.07      7.518      714      78.19
358 ..........................       4        3,556,343.96      1.42       889,085.99      7.285      679      76.15
357 ..........................       1          476,145.08      0.19       476,145.08      7.125      744      82.29
351 ..........................       1          597,223.92      0.24       597,223.92      7.125      666      81.31
300 ..........................       1          504,000.00      0.20       504,000.00      7.500      717      80.00
240 ..........................       2        1,073,000.00      0.43       536,500.00      7.274      679      83.75
                                   ---     ---------------    ------
   TOTAL .....................     374     $250,207,485.25    100.00%
                                   ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 3 was approximately 359 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                            PERCENT OF                            WEIGHTED              WEIGHTED
                                                              INITIAL                             AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL        LOANS      PRINCIPAL      AVERAGE  TERM TO      FICO     LOAN-TO
INTEREST-ONLY PERIOD             MORTGAGE      BALANCE        IN LOAN      BALANCE      MORTGAGE  MATURITY    CREDIT     -VALUE
(MONTHS)                          LOANS      OUTSTANDING      GROUP 3  OUTSTANDING ($)  RATE (%)  (MONTHS)     SCORE   RATIO (%)
--------------------            ---------  ---------------  ---------- ---------------  --------  ---------  --------  ---------
0.............................     204     $137,329,656.06     54.89%     673,184.59      7.406      359        715      74.05
120...........................     170      112,877,829.19     45.11      663,987.23      7.534      360        709      76.37
                                   ---     ---------------    ------
   TOTAL......................     374     $250,207,485.25    100.00%
                                   ===     ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                            PERCENT OF                             WEIGHTED              WEIGHTED
                                                              INITIAL                              AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE        AVERAGE     WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL        LOANS        PRINCIPAL     AVERAGE  TERM TO      FICO     LOAN-TO
PREPAYMENT CHARGE PERIOD         MORTGAGE      BALANCE        IN LOAN        BALANCE     MORTGAGE  MATURITY    CREDIT     -VALUE
(MONTHS)                          LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)  (MONTHS)     SCORE   RATIO (%)
------------------------        ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
0 ............................     359     $241,208,905.25     96.40%      671,891.10      7.469      359        712      74.98
7 ............................       1          752,000.00      0.30       752,000.00      7.375      360        716      80.00
12 ...........................       1          452,000.00      0.18       452,000.00      7.250      360        782      61.50
60 ...........................      13        7,794,580.00      3.12       599,583.08      7.341      360        713      78.92
                                   ---     ---------------    ------
   TOTAL .....................     374     $250,207,485.25    100.00%
                                   ===     ===============    ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-29T1 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16,
Class 2-A-17, Class 2-A-18, Class 2-A-19, Class 2-A-20, Class 2-A-21, Class 2-A-22, Class 2-A-23, Class 2-A-24, Class 2-A-25, Class 3-A-1, Class 3-A-2,
Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7, Class 3-A-8, Class 3-A-9, Class 1-X, Class 2-X, Class 3-X, Class PO, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

     When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                                    CLASSES/COMPONENTS OF CERTIFICATES
         -----------                                    ----------------------------------
Group 1 Senior Certificates       Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6,
                                   Class 1-A-7, Class 1-X and Class A-R Certificates and Class PO-1 Component

Group 2 Senior Certificates       Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6,
                                Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12,
                                   Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17, Class
                                  2-A-18, Class 2-A-19, Class 2-A-20, Class 2-A-21, Class 2-A-22, Class 2-A-23,
                                              Class 2-A-24, Class 2-A-25 and Class 2-X Certificates
                                                            and Class PO-2 Component

Group 3 Senior Certificates       Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-6,
                                        Class 3-A-7, Class 3-A-8, Class 3-A-9 and Class 3-X Certificates

  Senior Certificate Group      Each of the Group 1 Senior Certificates, Group 2 Senior Certificates and Group 3
                                                               Senior Certificates

    Senior Certificates            Group 1 Senior Certificates, Group 2 Senior Certificates and Group 3 Senior
                                                                  Certificates

 Subordinated Certificates                              Class M and Class B Certificates

     LIBOR Certificates           Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 2-A-1, Class 2-A-2, Class 2-A-3,
                                   Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-16, Class 2-A-17, Class
                                2-A-18, Class 2-A-19, Class 2-A-22, Class 2-A-23, Class 3-A-2, Class 3-A-3, Class
                                                       3-A-5 and Class 3-A-6 Certificates

    Class X Certificates                         Class 1-X, Class 2-X and Class 3-X Certificates

   Class PO Certificates                              Class PO-1 and Class PO-2 Components

         DESIGNATION                                    CLASSES/COMPONENTS OF CERTIFICATES
         -----------                                    ----------------------------------
Principal Only Certificates                                   Class PO Certificates

    Class M Certificates                         Class M-1, Class M-2, Class M-3, Class M-4 and
                                                             Class M-5 Certificates

    Class B Certificates                         Class B-1, Class B-2, Class B-3, Class B-4 and
                                                             Class B-5 Certificates

Notional Amount Certificates             Class 2-A-3, Class 2-A-9, Class 2-A-21 and Class X Certificates

    Offered Certificates               Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

            CLASS                                                      TYPE
            -----                                                      ----
OFFERED CERTIFICATES

 Class 1-A-1                                        Senior/Fixed Pass-Through Rate/Planned Balance

 Class 1-A-2                                              Senior/Fixed Pass-Through Rate/NAS

 Class 1-A-3                             Senior/Fixed Pass-Through Rate/Accrual/Accretion Directed/Companion

 Class 1-A-4                                     Senior/Floating Pass-Through Rate/Targeted Balance/
                                                           Accretion Directed/Super Senior

 Class 1-A-5                                     Senior/Floating Pass-Through Rate/Targeted Balance/
                                                              Accretion Directed/Support

 Class 1-A-6                                 Senior/Inverse Floating Pass-Through Rate/Targeted Balance/
                                                                  Accretion Directed

 Class 1-A-7                                            Senior/Fixed Pass-Through Rate/Accrual

 Class 2-A-1                                         Senior/Floating Pass-Through Rate/Companion

 Class 2-A-2                                   Senior/Floating Pass-Through Rate/Companion/Super Senior

 Class 2-A-3                           Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only

 Class 2-A-4                                           Senior/Fixed Pass-Through Rate/Companion

 Class 2-A-5                                        Senior/Fixed Pass-Through Rate/Planned Balance

 Class 2-A-6                                       Senior/Fixed Pass-Through Rate/NAS/Super Senior

 Class 2-A-7                                         Senior/Fixed Pass-Through Rate/Super Senior

 Class 2-A-8                                              Senior/Fixed Pass-Through Rate/NAS

 Class 2-A-9                                Senior/Fixed Pass-Through Rate /Notional Amount/Interest Only

 Class 2-A-10                                       Senior/Fixed Pass-Through Rate/Planned Balance

 Class 2-A-11                           Senior/Floating Pass-Through Rate/Scheduled Balance/Accretion Directed

 Class 2-A-12                      Senior/Inverse Floating Pass-Through Rate/Scheduled Balance/ Accretion Directed

 Class 2-A-13                               Senior/Floating Pass-Through Rate/Accretion Directed/Companion

 Class 2-A-14                                           Senior/Fixed Pass-Through Rate/Accrual

 Class 2-A-15                             Senior/Fixed Pass-Through Rate/Planned Balance/Accretion Directed

 Class 2-A-16                                     Senior/Floating Pass-Through Rate/Planned Balance

            CLASS                                                      TYPE
            -----                                                      ----
 Class 2-A-17                                 Senior/Inverse Floating Pass-Through Rate/Planned Balance

 Class 2-A-18                                Senior/Inverse Floating Pass-Through Rate/Scheduled Balance/
                                                                  Accretion Directed

 Class 2-A-19                           Senior/Floating Pass-Through Rate/Scheduled Balance/Accretion Directed

 Class 2-A-20                                         Senior/Fixed Pass-Through Rate/NAS/Support

 Class 2-A-21                               Senior/Fixed Pass-Through Rate /Notional Amount/Interest Only

 Class 2-A-22                                    Senior/Inverse Floating Pass-Through Rate/Companion

 Class 2-A-23                           Senior/Inverse Floating Pass-Through Rate/Accretion Directed/Companion

 Class 2-A-24                                           Senior/Fixed Pass-Through Rate/Support

 Class 2-A-25                                          Senior/Fixed Pass-Through Rate/Companion

 Class 3-A-1                      Senior/Fixed Pass-Through Rate/Planned Balance/Targeted Balance/Accretion Directed

 Class 3-A-2                    Senior/Floating Pass-Through Rate/Planned Balance/Targeted Balance/Accretion Directed

 Class 3-A-3                     Senior/Inverse Floating Pass-Through Rate/Planned Balance/Targeted Balance/Accretion
                                                                       Directed

 Class 3-A-4                              Senior/Fixed Pass-Through Rate/Planned Balance/Accrual/ Companion

 Class 3-A-5                                         Senior/Floating Pass-Through Rate/Companion

 Class 3-A-6                                     Senior/Inverse Floating Pass-Through Rate/Companion

 Class 3-A-7                                       Senior/Fixed Pass-Through Rate/NAS/Super Senior

 Class 3-A-8                                        Senior/Fixed Pass-Through Rate/Planned Balance

 Class 3-A-9                                          Senior/Fixed Pass-Through Rate/NAS/Support

 Class 1-X, Class 2-X and
    Class 3-X                              Senior/Notional Amount/Interest Only/Variable Pass-Through Rate

 Class PO                                                  Senior/Principal Only/Component

 Class A-R                                                         Senior/Residual

 Subordinated Certificates                              Subordinate/Variable Pass-Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances and initial notional amounts are set forth in the "Summary -- Description of the Certificates."

     The senior certificates will have an initial aggregate class certificate balance of approximately $746,829,998 and will evidence in the aggregate an initial beneficial ownership interest of approximately 94.00% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

    CLASS OF SUBORDINATED       INITIAL BENEFICIAL
         CERTIFICATES           OWNERSHIP INTEREST
    ---------------------       ------------------
Class M-1.....................         2.35%
Class M-2.....................         0.65%

Class M-3.....................         0.55%
Class M-4.....................         0.45%
Class M-5.....................         0.20%
Class B-1.....................         0.55%
Class B-2.....................         0.15%
Class B-3.....................         0.35%
Class B-4.....................         0.40%
Class B-5.....................         0.35%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses," and in the case of the Class 1-A-3, Class 1-A-7, Class 2-A-14 and Class 3-A-4 Certificates, increased by

     - all interest accrued and added to their respective Class Certificate Balances prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Loans - Application of Liquidation Proceeds" in the prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

COMPONENT CLASSES

     Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

                                  INITIAL
                                 COMPONENT
DESIGNATION                     BALANCE(1)
-----------                     ----------
Class PO-1 Component .........   $751,194
Class PO-2 Component .........   $ 43,804

----------
(1) Based on assumptions regarding the characteristics of the Initial Mortgage Loans and Supplemental Mortgage Loans for the related loan group.

     The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

     The Class Certificate Balance of the Class PO Certificates on any Distribution Date will be equal to the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO-1 or Class PO-2 Component, as applicable.

NOTIONAL AMOUNT CERTIFICATES

     The Class 2-A-3, Class 2-A-9, Class 2-A-21, Class 1-X, Class 2-X and Class 3-X Certificates are notional amount certificates.

     The notional amount of the Class 2-A-3 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 2-A-2 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 2-A-9 Certificates for any Distribution Date will equal the product of (i) the Class Certificate Balance of the Class 2-A-8 Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is 0.25 and the denominator of which is 6.50.

     The notional amount of the Class 2-A-21 Certificates for any Distribution Date will equal the product of (i) the aggregate Class Certificate Balance of the Class 2-A-5, Class 2-A-10 and Class 2-A-15 Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is 0.50 and the denominator of which is 6.50.

     The notional amount of the Class 1-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 2-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 3-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 3 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will elect to hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     For a description of the procedures generally applicable to Book-Entry Certificates, see "Description of the Securities - Book-Entry Registration of Securities" in the prospectus.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.35%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all substitution adjustment amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Pre-funding Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-funding Account, other than the investment earnings, for distribution to the related certificateholders. The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. In the case of:

     - the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

     - the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

     - the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Pre-funding Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the Depositor into the Pre-funding Account or Capitalized Interest Account, as applicable out of the depositor's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the pooling and servicing agreement.

     The Corridor Contract Reserve Fund and Class 2-A-2 Reserve Fund. Funds in the Corridor Contract Reserve Fund and the Class 2-A-2 Reserve Fund will not be invested.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

TYPE / RECIPIENT (1)                 AMOUNT                GENERAL PURPOSE                 SOURCE (2)                  FREQUENCY
--------------------   ---------------------------------   ---------------   -------------------------------------   ------------
FEES
Master Servicing Fee   One-twelfth of the Stated           Compensation      Amounts on deposit in the Certificate        Monthly
/ Master Servicer      Principal Balance of each                             Account representing payments of
                       mortgage loan multiplied by the                       interest and application of
                       master servicing fee rate (3)                         liquidation proceeds with respect to
                                                                             that mortgage loan

                       -    All late payment fees,         Compensation      Payments made by obligors with          Time to time
                            assumption fees and other                        respect to the mortgage loans
                            similar charges including
                            prepayment charges.

                       -    All investment income          Compensation      Investment income related to the             Monthly
                            earned on amounts on deposit                     Certificate Account and the
                            in the Certificate Account                       Distribution Account
                            and Distribution Account.

                       -    Excess Proceeds (4)            Compensation      Liquidation proceeds and Subsequent     Time to time
                                                                             Recoveries

Trustee Fee (the       One-twelfth of the Trustee Fee      Compensation      Amounts on deposit in the Certificate        Monthly
"Trustee Fee") /       Rate multiplied by the aggregate                      Account or the Distribution Account
Trustee                Stated Principal Balance of the
                       outstanding mortgage loans. (5)
EXPENSES

Insured expenses /     Expenses incurred by the Master     Reimbursement     To the extent the expenses are          Time to time
Master Servicer        Servicer                            of Expenses       covered by an insurance policy with
                                                                             respect to the mortgage loan

Servicing Advances /   To the extent of funds available,   Reimbursement     With respect to each mortgage loan,     Time to time
Master Servicer        the amount of any Servicing         of Expenses       late recoveries of the payments of
                       Advances.                                             the costs and expenses, liquidation
                                                                             proceeds, Subsequent Recoveries,
                                                                             purchase proceeds or repurchase
                                                                             proceeds for that mortgage loan (6)

Indemnification        Amounts for which the sellers,      Indemnification   Amounts on deposit on the Certificate        Monthly
expenses / the         the master servicer and depositor                     Account
sellers, the master    are entitled to indemnification
servicer and the       (7)
depositor

----------

(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will be 0.200% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in September 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the group 1 senior certificates, the group 2 senior certificates and the group 3 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

     - to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest entitlements;

     - to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender acquired primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

     - all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest;

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, and

     - with respect to loan group 2 and loan group 3, for each Distribution Date during, and the Distribution Date immediately after the Pre-funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Pre-funding Period, any amounts remaining in the Pre-funding Account after the end of the Pre-funding Period (net of any investment income thereon) that is allocated to that loan group, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on page 3 hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                                   INITIAL
                                PASS-THROUGH    MAXIMUM/MINIMUM      FORMULA FOR CALCULATION OF CLASS
CLASS                               RATE       PASS-THROUGH RATE             PASS-THROUGH RATE
-----                           ------------  -------------------  ------------------------------------
Class 1-A-4...................     5.800%        7.50% /0.40%                  LIBOR + 0.40%
Class 1-A-5...................     5.800%        7.50% /0.40%                  LIBOR + 0.40%
Class 1-A-6...................     8.500%     35.4999986% /0.00%    35.4999986% - (4.99999976 x LIBOR)
Class 2-A-1...................     5.650%        7.00% /0.30%                  LIBOR + 0.30%
Class 2-A-2...................     6.050%        6.00% /0.55%                  LIBOR + 0.55%
Class 2-A-3...................     0.000%        5.45% /0.00%                  5.45% - LIBOR
Class 2-A-11..................     5.760%        7.50% /0.40%                  LIBOR + 0.40%
Class 2-A-12..................     11.310%    46.15000099% /0.00%   46.15000099% - (6.50000016 x LIBOR)
Class 2-A-13..................     5.650%        8.00% /0.30%                  LIBOR + 0.30%
Class 2-A-16..................     5.900%        7.00% /0.45%                  LIBOR + 0.45%
Class 2-A-17..................     14.300%    85.14996287% /0.00%  85.14996287% - (12.99999386 x LIBOR)
Class 2-A-18..................     11.635%    46.47499675% /0.00%   46.47499675% - (6.49999947 x LIBOR)
Class 2-A-19..................     5.710%        7.50% /0.35%                  LIBOR + 0.35%
Class 2-A-22..................     17.550%    87.09993206% /0.00%  87.09993206% - (12.99998904 x LIBOR)
Class 2-A-23..................     10.183%    33.3666639% /0.00%    33.3666639% - (4.33333289 x LIBOR)
Class 3-A-2...................     5.600%        8.00% /0.25%                  LIBOR + 0.25%
Class 3-A-3...................     24.279%    78.39939383% /0.00%  78.39939383% - (10.11605074 x LIBOR)
Class 3-A-5...................     5.650%        8.00% /0.30%                  LIBOR + 0.30%
Class 3-A-6...................     12.690%    41.57999716% /0.00%   41.57999716% - (5.39999956 x LIBOR)

     Class 1-X, Class 2-X and Class 3-X Certificates

     The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.25%. The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.13594% per annum.

     The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.50%. The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.18295% per annum.

     The pass-through rate for the Class 3-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 3, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.75%. The pass-through rate for the Class 3-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.50364% per annum.

     Subordinated Certificates

     The pass-through rate for each class of subordinated certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the sum of:

     - 6.25% multiplied by the excess of the loan group 1 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 1 senior certificates immediately prior to that Distribution Date,

     - 6.50% multiplied by the excess of the loan group 2 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 2 senior certificates immediately prior to that Distribution Date, and

     - 6.75% multiplied by the excess of the loan group 3 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 3 senior certificates immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first Interest Accrual Period will be approximately 6.56278% per annum.

     The Class PO Certificates are principal only certificates and will not bear interest.

     Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any class will be equal to the sum of:

     - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

     The Class 1-A-3, Class 1-A-7, Class 2-A-14 and Class 3-A-4 Certificates are accrual certificates. Interest will accrue on the accrual certificates during each interest accrual period at a per annum rate of, (i) with respect to the Class 1-A-3 and Class 1-A-7 Certificates, 6.25%, (ii) with respect to the Class 2-A-14 Certificates, 6.50% and (iii) with respect to the Class 3-A-4 Certificates, 6.75%. However, interest will not be distributed on the Class 1-A-3, Class 1-A-7, Class 2-A-14 and Class 3-A-4 Certificates until the applicable Accrual Termination Date, which is the earlier of:

     - the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

     - with respect to the Class 1-A-3 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class 1-A-4, Class 1-A-5 and Class 1-A-6 Certificates is reduced to zero;

     - with respect to the Class 1-A-7 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class 1-A-3, Class 1-A-4, Class 1-A-5 and Class 1-A-6 Certificates is reduced to zero;

     - with respect to the Class 2-A-14 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-15, Class 2-A-18, Class 2-A-19 and Class 2-A-23 Certificates is reduced to zero; or

     - with respect to the Class 3-A-4 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the respective Class Certificate Balance of the Class 1-A-3, Class 1-A-7, Class 2-A-14 and Class 3-A-4 Certificates on the related Distribution Date.

     For each Distribution Date, on or prior to the Corridor Contract Termination Date, on which LIBOR exceeds 5.45%, in addition to the interest entitlement described above, the Class 2-A-2 Certificates also will be entitled to receive the yield supplement amount from payments distributed to the trustee on behalf of the supplemental interest trust with respect to the Corridor Contract. See "-- The Corridor Contract" in this free writing prospectus.

CLASS 2-A-2 RESERVE FUND

     On the closing date, the supplemental interest trustee will establish a reserve fund (the "Class 2-A-2 Reserve Fund") on behalf of the holders of the Class 2-A-2 Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,250 in the Class 2-A-2 Reserve Fund. The Class 2-A-2 Reserve Fund will be an asset of the supplemental interest trust and will not be an asset of any REMIC or the issuing entity.

     On the first Distribution Date, the supplemental interest trustee will withdraw all amounts on deposit in the Class 2-A-2 Reserve Fund and distribute such amounts to the Class 2-A-2 Certificates.

     All funds on deposit in the Class 2-A-2 Reserve Fund will remain uninvested.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates (other than the Class PO Certificates) and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     - any net prepayment interest shortfalls for that loan group and Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan groups over the prepayment interest shortfalls for that loan group.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the mortgage loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements--Certain Legal Aspects of the Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete on that Distribution Date.

     Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive or accrete on the Distribution Date.

     If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates related to that loan group, interest will be distributed or accreted pro rata on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACT

     The Class 2-A-2 Certificates will have the benefit of an interest rate corridor contract (the "Corridor Contract"). The Corridor Contract will be evidenced by a confirmation between Barclays Bank PLC ("Barclays" or the "Corridor Contract Counterparty") and The Bank of New York, as supplemental interest trustee (in such capacity, the "supplemental interest trustee").

     The Corridor Contract will be an asset of a separate trust (the "supplemental interest trust") created under the pooling and servicing agreement for the benefit of the Class 2-A-2 Certificates.

     Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if such an ISDA Master Agreement had been executed by the supplemental interest trustee and the Corridor Contract Counterparty on the date that the Corridor Contract was executed. The Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     With respect to the Corridor Contract and any Distribution Date beginning with the Distribution Date in October 2006 to and including the Distribution Date in February 2018 (the "Corridor Contract Termination Date"), the amount payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) 8.95% over
(y) 5.45%, (ii) the Corridor Contract Notional Balance for such Distribution Date and (iii) (x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months divided by (y) 360.

     On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contract by the supplemental interest trustee for the benefit of the supplemental interest trust will be used to pay the Yield Supplement Amount, as described below under "-- The Corridor Contract Reserve Fund." Amounts received on the Corridor Contract will not be available to make interest distributions on any class of certificates other than the Class 2-A-2 Certificates.

     The Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 60% of the applicable Prepayment Assumption.

     The "Corridor Contract Notional Balance" is as described in the following table:

MONTH OF DISTRIBUTION             CORRIDOR CONTRACT
DATE                            NOTIONAL BALANCE ($)
---------------------           --------------------
October 2006 .................      29,607,082.99
November 2006 ................      29,164,574.88
December 2006 ................      28,673,064.30
January 2007 .................      28,133,278.68
February 2007 ................      27,546,083.73
March 2007 ...................      26,912,482.28
April 2007 ...................      26,233,612.61
May 2007 .....................      25,510,746.34
June 2007 ....................      24,745,285.55
July 2007 ....................      23,938,759.57
August 2007 ..................      23,092,821.12
September 2007 ...............      22,275,260.35
October 2007 .................      21,485,802.64
November 2007 ................      20,724,168.47
December 2007 ................      19,990,073.39
January 2008 .................      19,283,228.07
February 2008 ................      18,603,338.40
March 2008 ...................      17,950,105.42
April 2008 ...................      17,323,225.49
May 2008 .....................      16,722,390.28
June 2008 ....................      16,147,286.85
July 2008 ....................      15,597,597.73
August 2008 ..................      15,073,001.00
September 2008 ...............      14,573,170.35
October 2008 .................      14,097,775.23
November 2008 ................      13,646,480.88
December 2008 ................      13,218,948.45
January 2009 .................      12,814,835.15
February 2009 ................      12,433,794.31
March 2009 ...................      12,061,544.11
April 2009 ...................      11,697,951.20
May 2009 .....................      11,342,884.10
June 2009 ....................      10,996,213.05
July 2009 ....................      10,657,810.12
August 2009 ..................      10,327,549.14
September 2009 ...............      10,005,305.63
October 2009 .................       9,690,956.85
November 2009 ................       9,384,381.75
December 2009 ................       9,085,460.91
January 2010 .................       8,794,076.57
February 2010 ................       8,510,112.59
March 2010 ...................       8,233,454.44
April 2010 ...................       7,963,989.14
May 2010 .....................       7,701,605.28
June 2010 ....................       7,446,192.98
July 2010 ....................       7,197,643.89
August 2010 ..................       6,955,851.14

MONTH OF DISTRIBUTION             CORRIDOR CONTRACT
DATE                            NOTIONAL BALANCE ($)
---------------------           --------------------
September 2010 ...............       6,720,709.33
October 2010 .................       6,492,114.55
November 2010 ................       6,269,964.26
December 2010 ................       6,054,157.41
January 2011 .................       5,844,594.30
February 2011 ................       5,641,176.64
March 2011 ...................       5,443,807.47
April 2011 ...................       5,252,391.20
May 2011 .....................       5,066,833.57
June 2011 ....................       4,887,041.59
July 2011 ....................       4,712,923.60
August 2011 ..................       4,544,389.21
September 2011 ...............       4,381,349.26
October 2011 .................       4,258,066.17
November 2011 ................       4,139,882.10
December 2011 ................       4,026,712.37
January 2012 .................       3,918,473.47
February 2012 ................       3,815,083.08
March 2012 ...................       3,716,460.03
April 2012 ...................       3,622,524.28
May 2012 .....................       3,533,196.93
June 2012 ....................       3,448,400.19
July 2012 ....................       3,368,057.36
August 2012 ..................       3,292,092.82
September 2012 ...............       3,220,432.02
October 2012 .................       3,163,171.43
November 2012 ................       3,109,911.22
December 2012 ................       3,060,581.06
January 2013 .................       3,015,111.67
February 2013 ................       2,973,434.73
March 2013 ...................       2,935,482.94
April 2013 ...................       2,901,189.90
May 2013 .....................       2,870,490.21
June 2013 ....................       2,843,319.39
July 2013 ....................       2,819,613.90
August 2013 ..................       2,799,311.08
September 2013 ...............       2,782,349.20
October 2013 .................       2,782,349.20
November 2013 ................       2,782,349.20
December 2013 ................       2,782,349.20
January 2014 .................       2,782,349.20
February 2014 ................       2,782,349.20
March 2014 ...................       2,782,349.20
April 2014 ...................       2,782,349.20
May 2014 .....................       2,782,349.20
June 2014 ....................       2,782,349.20
July 2014 ....................       2,782,349.20

MONTH OF DISTRIBUTION             CORRIDOR CONTRACT
DATE                            NOTIONAL BALANCE ($)
---------------------           --------------------
August 2014 ..................       2,782,349.20
September 2014 ...............       2,782,349.20
October 2014 .................       2,782,349.20
November 2014 ................       2,782,349.20
December 2014 ................       2,782,349.20
January 2015 .................       2,782,349.20
February 2015 ................       2,782,349.20
March 2015 ...................       2,782,349.20
April 2015 ...................       2,782,349.20
May 2015 .....................       2,782,349.20
June 2015 ....................       2,782,349.20
July 2015 ....................       2,782,349.20
August 2015 ..................       2,782,349.20
September 2015 ...............       2,782,349.20
October 2015 .................       2,782,349.20
November 2015 ................       2,782,349.20
December 2015 ................       2,782,349.20
January 2016 .................       2,782,349.20
February 2016 ................       2,782,349.20
March 2016 ...................       2,782,349.20
April 2016 ...................       2,782,349.20
May 2016 .....................       2,765,379.46
June 2016 ....................       2,623,945.40
July 2016 ....................       2,484,417.03
August 2016 ..................       2,346,769.22
September 2016 ...............       2,204,231.46
October 2016 .................       2,063,660.33
November 2016 ................       1,925,029.57
December 2016 ................       1,788,313.25
January 2017 .................       1,653,485.81
February 2017 ................       1,520,521.98
March 2017 ...................       1,389,396.87
April 2017 ...................       1,260,085.88
May 2017 .....................       1,132,564.75
June 2017 ....................       1,006,809.55
July 2017 ....................         882,796.64
August 2017 ..................         760,502.70
September 2017 ...............         639,904.73
October 2017 .................         520,980.02
November 2017 ................         403,706.15
December 2017 ................         288,061.02
January 2018 .................         174,022.79
February 2018 ................          61,569.94
March 2018 and
thereafter ...................               0.00

     The Corridor Contract is scheduled to remain in effect up to the Corridor Contract Termination Date. The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract or the Corridor Contract becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under the Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval will not be unreasonably withheld).

     If the Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be paid to the trustee on behalf of the supplemental interest trust and will be deposited into the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the Class 2-A-2 Certificates, until the Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement Corridor Contract in the event of a termination of the Corridor Contract or in any other circumstance.

     The significance percentage for the Corridor Contract is less than 10%. The "significance percentage" for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the related class of certificates. The "significance estimate" of a Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC was incorporated on 7 August 1925 under the Colonial Bank Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on 1 January 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".

     Barclays Bank PLC and its subsidiary undertakings (taken together, the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

     The short term unsecured obligations of Barclays Bank PLC are rated A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated AA by Standard & Poor's, Aa1 by Moody's and AA+ by Fitch Ratings Limited.

     Barclays Bank PLC is an affiliate of Barclays Capital Inc., one of the underwriters.

     The offered certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contract.

     The Corridor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "Corridor Contract Reserve Fund"), which will be held in trust by the supplemental interest trustee in the supplemental interest trust, on behalf of the holders of the Class 2-A-2 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

     On each Distribution Date, the supplemental interest trustee, will deposit into the Corridor Contract Reserve Fund any amounts received in respect of the Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of the Corridor Contract will be distributed to the Class 2-A-2 Certificates to the extent necessary to pay the current Yield Supplement Amount and any Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain in the Corridor Contract Reserve Fund. On the Distribution Date immediately following the earlier of (i) the Corridor Contract Termination Date and (ii) the date on which the Class Certificate Balance of the Class 2-A-2 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Barclays Capital Inc.

     For any Distribution Date, on or prior to the Corridor Contract Termination Date, on which LIBOR exceeds the 5.45%, the "Yield Supplement Amount" will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class 2-A-2 Certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of LIBOR and 8.95% over (ii) 5.45%.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under "--Priority of Distributions Among Certificates" between the related Class PO Component (if any), on the one hand, and the related senior certificates (other than the related notional amount certificates and the related Class PO Component (if any)) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

DISCOUNT MORTGAGE LOANS   NET MORTGAGE RATE          NON-PO PERCENTAGE OF
     IN LOAN GROUP        FOR MORTGAGE LOAN         DISCOUNT MORTGAGE LOAN
-----------------------   -----------------   ----------------------------------
           1               Less than 6.25%    Net mortgage rate divided by 6.25%
           2               Less than 6.50%    Net mortgage rate divided by 6.50%
           3               Less than 6.75%    Net mortgage rate divided by 6.75%

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

NON-DISCOUNT MORTGAGE          NET MORTGAGE RATE
 LOANS IN LOAN GROUP           FOR MORTGAGE LOAN
---------------------   ------------------------------
           1            Greater than or equal to 6.25%
           2            Greater than or equal to 6.50%
           3            Greater than or equal to 6.75%

     The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

 DISCOUNT MORTGAGE          PO PERCENTAGE OF
LOANS IN LOAN GROUP      DISCOUNT MORTGAGE LOAN
-------------------   ----------------------------
         1            (6.25% -- net mortgage rate)
                           divided by 6.25%
         2            (6.50% -- net mortgage rate)
                           divided by 6.50%
         3            (6.75% -- net mortgage rate)
                           divided by 6.75%

     The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Component (if any) and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

     (i)  the sum of the applicable Non-PO Percentage of

          (a) all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

     (ii) (A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

     (iii) with respect to loan group 2 and loan group 3, on the first Distribution Date after the Pre-funding Period, any amounts allocated to that loan group remaining in the Pre-funding Account and not allocated to the related Class PO Component (if any).

     Class 1-A-3 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 1-A-3 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class 1-A-3 Accrual Amount") will be distributed as principal in the following order of priority:

     (i) concurrently, to the Class 1-A-4, Class 1-A-5 and Class 1-A-6 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date; and

     (ii) to the Class 1-A-3 Certificates, until its Class Certificate Balance is reduced to zero.

     Class 1-A-7 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 1-A-7 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class 1-A-7 Accrual Amount") will be distributed as principal in the following order of priority:

     (i) concurrently, to the Class 1-A-4, Class 1-A-5 and Class 1-A-6 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date;

     (ii) to the Class 1-A-3 Certificates, until its Class Certificate Balance is reduced to zero;

     (iii) concurrently, to the Class 1-A-4, Class 1-A-5 and Class 1-A-6 Certificates, pro rata, without regard to their Aggregate Targeted Balance, until their respective Class Certificate Balances are reduced to zero; and

     (iv) to the Class 1-A-7 Certificates, until its Class Certificate Balance is reduced to zero.

     Class 2-A-14 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 2-A-14 Certificates added to its Class

Certificate Balance (this is sometimes referred to as the "Class 2-A-14 Accrual Amount") will be distributed as principal in the following order of priority:

     (i) to the Class 2-A-15 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Planned Balance for that Distribution Date;

     (ii) concurrently, to the Class 2-A-11, Class 2-A-12, Class 2-A-18 and Class 2-A-19 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Scheduled Balance for that Distribution Date;

     (iii) concurrently, to the Class 2-A-13 and Class 2-A-23 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

     (iv) concurrently, to the Class 2-A-11, Class 2-A-12, Class 2-A-18 and Class 2-A-19 Certificates, pro rata, without regard to their Aggregate Scheduled Balance, until their respective Class Certificate Balances are reduced to zero;

     (v) to the Class 2-A-15 Certificates, without regard to its Planned Balance, until its Class Certificate Balance is reduced to zero; and

     (vi) to the Class 2-A-14 Certificates, until its Class Certificate Balance is reduced to zero.

     Class 3-A-4 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 3-A-4 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class 3-A-4 Accrual Amount") will be distributed as principal in the following order of priority:

     (i) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date; and

     (ii) to the Class 3-A-4 Certificates, until its Class Certificate Balance is reduced to zero.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

     -    sequentially, to the following classes of certificates:

          (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

          (2) to the Class 1-A-2 Certificates, the Group 1 Priority Amount, until its Class Certificate Balance is reduced to zero;

          (3) to the Class 1-A-1 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Planned Balance for that Distribution Date;

          (4) concurrently, to the Class 1-A-4, Class 1-A-5 and Class 1-A-6 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date;

          (5) to the Class 1-A-3 Certificates, until its Class Certificate Balance is reduced to zero;

          (6) concurrently, to the Class 1-A-4, Class 1-A-5 and Class 1-A-6 Certificates, pro rata, without regard to their Aggregate Targeted Balance, until their respective Class Certificate Balances are reduced to zero;

          (7) to the Class 1-A-7 Certificates, until its Class Certificate Balance is reduced to zero;

          (8) to the Class 1-A-1 Certificates, without regard to its Planned Balance, until its Class Certificate Balance is reduced to zero; and

          (9) to the Class 1-A-2 Certificates, without regard to the Group 1 Priority Amount, until its Class Certificate Balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

     -    concurrently:

          (a)  86.9442993422% sequentially:

               (i) concurrently, to the Class 2-A-6 and Class 2-A-20 Certificates, pro rata, the Group 2A Priority Amount, until their respective Class Certificate Balances are reduced to zero;

               (ii) concurrently:

                    (A)  39.174437619% sequentially:

                         (1) to the Class 2-A-5 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Planned Balance for that Distribution Date;

                         (2) concurrently, to the Class 2-A-2, Class 2-A-4 and Class 2-A-25 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (3) to the Class 2-A-5 Certificates, without regard to its Planned Balance, until its Class Certificate Balance is reduced to zero; and

                         (4) concurrently, to the Class 2-A-7 and Class 2-A-24 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (B)  60.825562381% sequentially:

                         (1) to the Class 2-A-15 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Planned Balance for that Distribution Date;

                         (2) concurrently, to the Class 2-A-11, Class 2-A-12, Class 2-A-18 and Class 2-A-19 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Scheduled Balance for that Distribution Date;

                         (3) concurrently, to the Class 2-A-13 and Class 2-A-23 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (4) concurrently, to the Class 2-A-11, Class 2-A-12, Class 2-A-18 and Class 2-A-19 Certificates, pro rata, without regard to their Aggregate Scheduled Balance, until their respective Class Certificate Balances are reduced to zero;

                         (5) to the Class 2-A-15 Certificates, without regard to its Planned Balance, until its Class Certificate Balance is reduced to zero; and

                         (6) to the Class 2-A-14 Certificates, until its Class Certificate Balance is reduced to zero; and

               (iii) concurrently, to the Class 2-A-6 and Class 2-A-20
                    Certificates, pro rata, without regard to the Group 2A Priority Amount, until their respective Class Certificate Balances are reduced to zero; and

          (b)  13.0557006578% sequentially:

               (i) to the Class 2-A-8 Certificates, the Group 2B Priority Amount, until its Class Certificate Balance is reduced to zero;

               (ii) to the Class 2-A-10 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Planned Balance for that Distribution Date;

               (iii) concurrently, to the Class 2-A-16 and Class 2-A-17
                    Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date;

               (iv) concurrently, to the Class 2-A-1 and Class 2-A-22
                    Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

               (v) concurrently, to the Class 2-A-16 and Class 2-A-17 Certificates, pro rata, without regard to their Aggregate Planned Balance, until their respective Class Certificate Balances are reduced to zero;

               (vi) to the Class 2-A-10 Certificates, without regard to its
                    Planned Balance, until its Class Certificate Balance is reduced to zero; and

               (vii) to the Class 2-A-8 Certificates, without regard to the
                    Group 2B Priority Amount, until its Class Certificate Balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 3

     -    sequentially, to the following classes of certificates:

          (1) concurrently, to the Class 3-A-7 and Class 3-A-9 Certificates, pro rata, the Group 3 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

          (2) to the Class 3-A-8 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Planned Balance for that Distribution Date;

          (3) to the Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class 3-A-4 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date, in the following order of priority:

               (a) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date;

               (b) to the Class 3-A-4 Certificates, until its Class Certificate Balance is reduced to zero; and

               (c) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, without regard to their Aggregate Targeted Balance, until their respective Class Certificate Balances are reduced to zero;

          (4) concurrently, to the Class 3-A-5 and Class 3-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

          (5) to the Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class 3-A-4 Certificates, without regard to their Aggregate Planned Balance, in the following order of priority:

               (a) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date;

               (b) to the Class 3-A-4 Certificates, until its Class Certificate Balance is reduced to zero; and

               (c) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, without regard to their Aggregate Targeted Balance, until their respective Class Certificate Balances are reduced to zero;

          (6) to the Class 3-A-8 Certificates, without regard to its Planned Balance, until its Class Certificate Balance is reduced to zero; and

          (7) concurrently, to the Class 3-A-7 and Class 3-A-9 Certificates, pro rata, without regard to the Group 3 Priority Amount, until their respective Class Certificate Balances are reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for each loan group will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component (if any)), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

     The capitalized terms used herein shall have the following meanings:

     "Group 1 Priority Amount" for any Distribution Date will equal to the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the applicable Senior Percentage,

(C) the Group 1 and Group 2B Shift Percentage and (D) the Group 1 Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the applicable Senior Prepayment Percentage, (C) the Group 1 and Group 2B Shift Percentage and (D) the Group 1 Priority Percentage.

     "Group 1 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class 1-A-2 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the group 1 senior certificates (other than the notional amount certificates and the related Class PO Component (if any)) immediately prior to such Distribution Date.

     "Group 2A Priority Amount" for any Distribution Date will equal to the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 2, (B) the applicable Senior Percentage, (C) the Group 2A and Group 3 Shift Percentage, (D) the Group 2A Priority Percentage and (E) 86.9442993422% and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the applicable Senior Prepayment Percentage, (C) the Shift Percentage, (D) the Group 2A Priority Percentage and (E) 86.9442993422%.

     "Group 2A Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-6 and Class 2-A-20 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Class 2-A-2, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-18, Class 2-A-19, Class 2-A-20, Class 2-A-23,
Class 2-A-24 and Class 2-A-25 Certificates immediately prior to such Distribution Date.

     "Group 2B Priority Amount" for any Distribution Date will equal to the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 2, (B) the applicable Senior Percentage, (C) the Group 1 and Group 2B Shift Percentage, (D) the Group 2B Priority Percentage and (E) 13.0557006578% and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the applicable Senior Prepayment Percentage, (C) the Group 1 and Group 2B Shift Percentage, (D) the Group 2B Priority Percentage and (E) 13.0557006578%.

     "Group 2B Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class 2-A-8 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Class 2-A-1, Class 2-A-8, Class 2-A-10, Class 2-A-16, Class 2-A-17 and Class 2-A-22 Certificates immediately prior to such Distribution Date.

     "Group 3 Priority Amount" for any Distribution Date will equal to the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 3, (B) the applicable Senior Percentage, (C) the Group 2A and Group 3 Shift Percentage and (D) the Group 3 Priority Percentage and (ii) the product of
(A) the Unscheduled Principal Distribution Amount for loan group 3, (B) the applicable Senior Prepayment Percentage, (C) the Shift Percentage and (D) the Group 3 Priority Percentage.

     "Group 3 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 3-A-7 and Class 3-A-9 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the group 3 senior certificates (other than the notional amount certificates and the related Class PO Component (if any)) immediately prior to such Distribution Date.

     "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and
(iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     The "Group 1 and Group 2B Shift Percentage" for any Distribution Date occurring during the eight years beginning on the first Distribution Date will equal 0%. Thereafter, the Group 1 and Group 2B Shift Percentage for any Distribution Date will equal 100%.

     The "Group 2A and Group 3 Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Group 2A and Group 3 Shift Percentage for any Distribution Date will equal 100%.

     The "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from August 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

     - the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

          - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - with respect to loan group 2 and loan group 3, the amount, if any, on deposit in the Pre-funding Account at the end of the Pre-funding Period allocated to loan group 2 or loan group 3, as applicable, but not allocated to the related Class PO Component (if any).

provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component (if any)) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

     - the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

     - liquidation proceeds received through the end of the prior calendar month and allocable to principal;

     - prepayments of principal received through the last day of the related Prepayment Period; and

     - any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

     "Deficient Valuation" means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "loan group principal balance" with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

     The "Senior Percentage" of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Component (if any) and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Component (if any) and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date. For any Distribution Date on and prior to the second Senior Termination Date, the Subordinated Percentage for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component (if any) and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

     - the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

     - cumulative Realized Losses on the mortgage loans in each loan group do not exceed

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the second Senior Termination Date, the aggregate of the principal balances of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component (if any)) is reduced to zero.

     Cross-Collateralization. There are two ways in which payments made on the mortgage loans in one loan group may be used to make distributions on classes of senior certificates (other than the related Class PO Component (if any)) that are not related to that loan group. They are described below:

     1. Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

     If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Component (if any) and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component (if any) and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component (if any) and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates, other than the related Class PO Component (if any) and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds from the other loan group or loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component (if any) and the related notional amount certificates, of that senior certificate group. If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of each class of senior certificates in such senior certificate group (other than the related Class PO Component (if any) and the related notional amount certificates) exceeds the Non-PO Pool Balance for the related Undercollateralized Group. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distributions will be allocated among such senior certificate groups (other than the related Class PO Component (if any)), pro rata, based upon the aggregate excess of the Available Funds for the senior certificate groups other than the Undercollateralized Group remaining after all required amounts for that Distribution Date have been distributed to those senior certificates.

     Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

     The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

     2. Cross-Collateralization due to Disproportionate Principal Payments

     On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, the Non-PO Formula Principal Amount for the loan group relating to the senior certificate group that has been paid in full, will be distributed to the other senior certificate groups (other than the related Class PO Components (if any)), so that each remaining senior certificate group receives its pro rata portion thereof. If principal from one loan group is distributed to the senior certificate groups (other than the related Class PO Components (if any)) that are not related to that loan group according to this paragraph, the subordinated certificates will not receive that principal as a distribution.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

                                                             Original
                                Beneficial                  Applicable
                                 Interest   Initial Credit    Credit
                                in Issuing    Enhancement     Support
                                  Entity         Level      Percentage
                                ----------  --------------  ----------
Senior Certificates ..........    94.00%         6.00%          N/A
Class M-1 ....................     2.35%         3.65%         6.00%
Class M-2 ....................     0.65%         3.00%         3.65%
Class M-3 ....................     0.55%         2.45%         3.00%
Class M-4 ....................     0.45%         2.00%         2.45%
Class M-5 ....................     0.20%         1.80%         2.00%
Class B-1 ....................     0.55%         1.25%         1.80%
Class B-2 ....................     0.15%         1.10%         1.25%
Class B-3 ....................     0.35%         0.75%         1.10%
Class B-4 ....................     0.40%         0.35%         0.75%
Class B-5 ....................     0.35%         0.00%         0.35%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M-1 Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for each loan group and any Distribution Date will equal

     -    the sum of

          - the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date,

          - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

          - the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

          - the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

     On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of

     - Available Funds for that loan group remaining after distribution and accretion of interest on the senior certificates in the related senior certificate group, and

     - a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the related notional amount certificates and the related Class PO Component (if any)) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution and accretion of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date and each Class PO Component will equal the sum of

     -    the sum of the applicable PO Percentage of

          - all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          - the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for the Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

          - all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

     - with respect to loan group 2 and loan group 3, the amount, if any, on deposit in the Pre-funding Account at the end of the Pre-funding Period that is allocable to the related Class PO Component (if any).

     On the first Distribution Date following the end of the Pre-funding Period, the Class PO Certificates will receive a prepayment in the amount equal to the excess of (x) the PO Sublimit over (y) the aggregate of the Class PO Percentage of the Stated Principal Balance of the Supplemental Mortgage Loans included in that loan group during the Pre-funding Period. The "PO Sublimit" is a portion of the amount deposited in the Pre-funding Account allocated to loan group 2 on the closing date which is equal to $23,375.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Component (if any) and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component (if any) until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component (if any), on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component (if any) before distributions of principal of the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component (if any). The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     For purposes of allocating losses to the subordinated certificates, each class of Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

     - first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

     - second, to the senior certificates of the related senior certificate group (other than the related Class PO Component (if any) and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances or, in the case of the Class 1-A-3, Class 1-A-7, Class 2-A-14 and Class 3-A-4 Certificates, on the basis of the lesser of their respective Class Certificate Balances immediately prior to that Distribution Date and their respective initial Class Certificate Balances, except that the Non-PO Percentage of any Realized Losses on the mortgage loans (i) in loan group 1 that would otherwise be allocated to the Class 1-A-4 Certificates will instead be allocated to the Class 1-A-5 Certificates, until its Class Certificate Balance is reduced to zero, (ii) in loan group 2 that would otherwise be allocated (a) to the Class 2-A-2 Certificates will instead be allocated to the Class 2-A-24 Certificates, until its Class Certificate Balance is reduced to zero and (b) to the Class 2-A-6 and Class 2-A-7 Certificates will instead be allocated to the Class 2-A-20 Certificates, until its Class Certificate Balance is reduced to zero and (iii) in loan group 3 that would otherwise be allocated to the Class 3-A-7 Certificates will instead be allocated to the Class 3-A-9 Certificates, until its Class Certificate Balance is reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. See "Credit Enhancement -- Subordination" in the prospectus.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                           Principal Balance SCHEDULES

     The Principal Balance Schedules have been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant range of rates or rates set forth below:

      PRINCIPAL BALANCE                                                    PSA AND CPR
        SCHEDULE TYPE              RELATED CLASSES OF CERTIFICATES      RANGES AND RATES
      -----------------         -------------------------------------  ------------------
      Planned Balance I                Class 1-A-1 Certificates         100% to 300% PSA

 Aggregate Targeted Balance I        Class 1-A-4, Class 1-A-5 and           6.8% CPR
                                       Class 1-A-6 Certificates

      Planned Balance II               Class 2-A-5 Certificates         100% to 300% PSA

      Planned Balance III             Class 2-A-10 Certificates         100% to 350% PSA

 Aggregate Scheduled Balance      Class 2-A-11, Class 2-A-12, Class           N/A
                                 2-A-18 and Class 2-A-19 Certificates

      Planned Balance IV              Class 2-A-15 Certificates         100% to 400% PSA

 Aggregate Planned Balance I               Class 2-A-16 and             125% to 215% PSA
                                      Class 2-A-17 Certificates

 Aggregate Planned Balance II   Class 3-A-1, Class 3-A-2, Class 3-A-3  12.0% to 18.0% CPR
                                     and Class 3-A-4 Certificates

Aggregate Targeted Balance II          Class 3-A-1, Class 3-A-2            25.0% CPR
                                     and Class 3-A-3 Certificates

      Planned Balance V                Class 3-A-8 Certificates         100% to 500% PSA

     The Standard Prepayment Assumption (the "PSA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. A 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, a 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, a 125% PSA assumes prepayment rates of 0.25% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.25% per annum in each month thereafter (for example, 0.50% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, a 125% PSA assumes a constant prepayment rate of 7.5% per annum. Similarly, a 300% PSA assumes prepayment rates of 0.6% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.6% per annum in each month thereafter (for example, 1.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, a 300% PSA assumes a constant prepayment rate of 18.0% per annum.

     There is no assurance that the respective Class Certificate Balances of the Class 1-A-1, Class 2-A-5, Class 2-A-10, Class 2-A-15 and Class 3-A-8 Certificates (the "Planned Balance Certificates"), the Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates (the "Aggregate Targeted Balance Certificates"), the Class 2-A-11, Class 2-A-12, Class 2-A-18 and Class 2-A-19 Certificates (the "Aggregate Scheduled Balance Certificates") or the Class 2-A-16, Class 2-A-17, Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class 3-A-4 Certificates (the "Aggregate Planned Balance Certificates") will conform on any Distribution Date to the related Planned Balance, Aggregate Targeted Balance, Aggregate Scheduled Balance or Aggregate Planned Balance, as applicable, specified for such Distribution Date in the Principal Balance Schedules herein, or that distributions of principal on these classes of certificates will end on the respective Distribution Dates specified therein. Because any excess of the amounts available for the distribution of principal of these classes of certificates for any Distribution Date over the amount necessary to reduce their respective Class Certificate Balances to the related Planned Balance, Aggregate Targeted Balance, Aggregate Scheduled Balance or Aggregate Planned Balance, as applicable, for any Distribution Date will be distributed, the ability to reduce the Class Certificate Balances of such classes of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain at the constant rate or within the range specified above, the amounts available for distribution of principal of these classes of certificates on any Distribution Date may be insufficient to reduce their respective Class Certificate Balances to the amount set forth in the applicable Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity of the mortgage loans, these classes of certificates may not be reduced to the amount set forth in the applicable Principal Balance Schedule, even if prepayments occur at the constant rate specified above.

     The immediately following table sets forth Planned Balance I, Aggregate Targeted Balance I, Planned Balance II, Planned Balance III and Aggregate Scheduled Balance for each Distribution Date. The table after the immediately following table sets forth Planned Balance IV, Aggregate Planned Balance I, Aggregate Planned Balance II, Aggregate Targeted Balance II and Planned Balance V for each Distribution Date.

                                                 AGGREGATE                                       AGGREGATE
                                   PLANNED        TARGETED        PLANNED         PLANNED        SCHEDULED
DISTRIBUTION DATE               BALANCE I ($)  BALANCE I ($)  BALANCE II ($)  BALANCE III ($)   BALANCE ($)
-----------------               -------------  -------------  --------------  ---------------  -------------
Initial ......................  27,230,000.00  50,356,000.00   53,775,000.00   16,646,945.00   37,312,852.00
September 25, 2006 ...........  27,135,984.59  49,754,536.39   53,667,986.10   16,605,924.92   37,284,510.82
October 25, 2006 .............  27,023,947.21  49,175,064.31   53,538,833.49   16,556,418.73   37,239,215.14
November 25, 2006 ............  26,894,009.45  48,617,538.16   53,387,563.76   16,498,434.71   37,176,966.22
December 25, 2006 ............  26,746,202.09  48,081,903.30   53,214,209.82   16,431,985.47   37,097,786.88
January 25, 2007 .............  26,580,565.11  47,568,096.02   53,018,815.90   16,357,087.97   37,001,721.39
February 25, 2007 ............  26,397,147.68  47,076,043.57   52,801,437.54   16,273,763.49   36,888,835.73
March 25, 2007 ...............  26,196,008.19  46,605,664.11   52,562,141.60   16,182,037.66   36,759,217.46
April 25, 2007 ...............  25,977,214.18  46,156,866.79   52,301,006.23   16,081,940.44   36,612,975.76
May 25, 2007 .................  25,740,842.33  45,729,551.75   52,018,120.86   15,973,506.12   36,450,241.40
June 25, 2007 ................  25,486,978.45  45,323,610.14   51,713,586.14   15,856,773.26   36,271,166.60
July 25, 2007 ................  25,215,717.42  44,938,924.17   51,387,513.91   15,731,784.74   36,075,924.96
August 25, 2007 ..............  24,927,163.15  44,575,367.16   51,040,027.15   15,598,587.71   35,864,711.30
September 25, 2007 ...........  24,621,428.52  44,232,803.58   50,671,259.91   15,457,233.53   35,637,741.43
October 25, 2007 .............  24,298,635.31  43,911,089.13   50,281,357.21   15,307,777.81   35,395,251.97
November 25, 2007 ............  23,958,914.12  43,610,070.86   49,870,475.01   15,150,280.32   35,137,500.07
December 25, 2007 ............  23,602,404.35  43,329,587.09   49,438,780.05   14,984,804.99   34,864,763.11
January 25, 2008 .............  23,229,254.02  43,069,467.69   48,986,449.80   14,811,419.82   34,577,338.38
February 25, 2008 ............  22,839,619.74  42,829,534.06   48,513,672.32   14,630,196.92   34,275,542.75
March 25, 2008 ...............  22,433,666.59  42,609,599.26   48,020,646.16   14,441,212.39   33,959,712.21
April 25, 2008 ...............  22,011,568.01  42,409,468.10   47,507,580.21   14,244,546.29   33,630,201.46
May 25, 2008 .................  21,573,505.68  42,228,937.30   46,974,693.55   14,040,282.61   33,287,383.52
June 25, 2008 ................  21,119,669.41  42,067,795.56   46,422,215.32   13,828,509.18   32,931,649.14
July 25, 2008 ................  20,650,256.97  41,925,823.75   45,850,384.59   13,609,317.64   32,563,406.32
August 25, 2008 ..............  20,165,474.01  41,802,794.98   45,259,450.11   13,382,803.33   32,183,079.79
September 25, 2008 ...........  19,665,533.86  41,698,474.81   44,649,670.23   13,149,065.30   31,791,110.37
October 25, 2008 .............  19,150,657.40  41,612,621.37   44,021,312.65   12,908,206.14   31,387,954.39
November 25, 2008 ............  18,621,072.91  41,544,985.51   43,374,654.26   12,660,332.00   30,974,083.05
December 25, 2008 ............  18,077,015.90  41,495,310.97   42,709,980.93   12,405,552.46   30,549,981.78
January 25, 2009 .............  17,518,728.93  41,463,334.56   42,027,587.30   12,143,980.45   30,116,149.51
February 25, 2009 ............  16,950,574.82  41,444,672.96   41,341,709.51   11,881,072.91   29,683,576.14
March 25, 2009 ...............  16,385,378.95  41,426,480.41   40,659,370.93   11,619,522.01   29,257,601.32
April 25, 2009 ...............  15,823,126.38  41,408,751.56   39,980,553.65   11,359,320.87   28,838,158.27
May 25, 2009 .................  15,263,802.30  41,391,481.08   39,305,239.87   11,100,462.68   28,425,180.77
June 25, 2009 ................  14,707,391.95  41,374,663.68   38,633,411.88   10,842,940.64   28,018,603.22
July 25, 2009 ................  14,153,880.66  41,358,294.14   37,965,052.07   10,586,748.01   27,618,360.60
August 25, 2009 ..............  13,603,253.83  41,342,367.23   37,300,142.90   10,331,878.07   27,224,388.50
September 25, 2009 ...........  13,055,496.93  41,326,877.80   36,638,666.96   10,078,324.14   26,836,623.05
October 25, 2009 .............  12,510,595.53  41,311,820.70   35,980,606.90    9,826,079.56   26,455,000.98
November 25, 2009 ............  11,968,535.25  41,297,190.86   35,325,945.46    9,575,137.73   26,079,459.57
December 25, 2009 ............  11,429,301.81  41,282,983.21   34,674,665.50    9,325,492.07   25,709,936.69
January 25, 2010 .............  10,892,880.97  41,269,192.75   34,026,749.95    9,077,136.04   25,346,370.75
February 25, 2010 ............  10,359,258.61  41,255,814.47   33,382,181.82    8,830,063.13   24,988,700.72
March 25, 2010 ...............   9,828,420.66  41,242,843.44   32,740,944.22    8,584,266.87   24,636,866.13
April 25, 2010 ...............   9,300,353.11  41,230,274.76   32,103,020.37    8,339,740.81   24,290,807.05
May 25, 2010 .................   8,775,042.05  41,218,103.55   31,468,393.53    8,096,478.56   23,950,464.09
June 25, 2010 ................   8,252,473.64  41,206,324.96   30,837,047.11    7,854,473.73   23,615,778.37
July 25, 2010 ................   7,732,634.09  41,194,934.20   30,208,964.54    7,613,719.99   23,286,691.61
August 25, 2010 ..............   7,215,509.71  41,183,926.51   29,584,129.40    7,374,211.04   22,963,145.98
September 25, 2010 ...........   6,701,086.87  41,173,297.14   28,962,525.30    7,135,940.60   22,645,084.23
October 25, 2010 .............   6,189,352.02  41,163,041.39   28,344,135.99    6,898,902.43   22,332,449.60
November 25, 2010 ............   5,680,291.65  41,152,743.59   27,728,945.26    6,663,090.33   22,025,185.85
December 25, 2010 ............   5,173,892.38  41,142,392.17   27,116,937.02    6,428,498.13   21,723,237.25
January 25, 2011 .............   4,670,140.84  41,131,986.83   26,508,095.24    6,195,119.68   21,426,548.58
February 25, 2011 ............   4,169,023.77  41,121,527.29   25,902,403.99    5,962,948.88   21,135,065.12
March 25, 2011 ...............   3,670,527.96  41,111,013.28   25,299,847.41    5,731,979.65   20,848,732.63
April 25, 2011 ...............   3,174,640.29  41,100,444.51   24,700,409.75    5,502,205.94   20,567,497.39
May 25, 2011 .................   2,681,347.68  41,089,820.69   24,104,075.31    5,273,621.75   20,291,306.16
June 25, 2011 ................   2,190,637.15  41,079,141.54   23,510,828.49    5,046,221.09   20,020,106.17
July 25, 2011 ................   1,702,495.77  41,068,406.77   22,920,653.77    4,819,998.01   19,753,845.13
August 25, 2011 ..............   1,216,910.68  41,057,616.08   22,333,535.72    4,594,946.61   19,492,471.25
September 25, 2011 ...........     743,164.98  41,046,769.20   21,793,322.14    4,375,496.27   19,262,937.79
October 25, 2011 .............     271,915.81  41,035,865.82   21,256,093.99    4,157,191.48   19,038,045.86
November 25, 2011 ............           0.00  40,868,610.48   20,721,836.16    3,940,026.37   18,817,745.22
December 25, 2011 ............           0.00  40,398,075.88   20,190,533.64    3,723,995.11   18,601,986.13
January 25, 2012 .............           0.00  39,930,299.90   19,662,171.46    3,509,091.91   18,390,719.27
February 25, 2012 ............           0.00  39,465,265.81   19,136,734.77    3,295,310.99   18,183,895.78
March 25, 2012 ...............           0.00  39,002,956.97   18,614,208.77    3,082,646.61   17,981,467.23

                                                 AGGREGATE                                       AGGREGATE
                                   PLANNED        TARGETED        PLANNED         PLANNED        SCHEDULED
DISTRIBUTION DATE               BALANCE I ($)  BALANCE I ($)  BALANCE II ($)  BALANCE III ($)   BALANCE ($)
-----------------               -------------  -------------  --------------  ---------------  -------------
April 25, 2012 ...............           0.00  38,543,356.85   18,094,578.74    2,871,093.07   17,783,385.69
May 25, 2012 .................           0.00  38,086,449.00   17,577,830.07    2,660,644.68   17,589,603.59
June 25, 2012 ................           0.00  37,632,217.06   17,063,948.17    2,451,295.80   17,400,073.83
July 25, 2012 ................           0.00  37,180,644.78   16,552,918.59    2,243,040.79   17,214,749.78
August 25, 2012 ..............           0.00  36,731,715.99   16,044,726.92    2,035,874.08   17,033,585.17
September 25, 2012 ...........           0.00  36,288,820.65   15,549,777.39    1,831,226.09   16,864,799.34
October 25, 2012 .............           0.00  35,848,514.89   15,057,579.10    1,627,647.48   16,699,987.15
November 25, 2012 ............           0.00  35,410,782.87   14,568,117.92    1,425,132.76   16,539,104.10
December 25, 2012 ............           0.00  34,975,608.80   14,081,379.79    1,223,676.45   16,382,106.09
January 25, 2013 .............           0.00  34,542,976.99   13,597,350.72    1,023,273.11   16,228,949.41
February 25, 2013 ............           0.00  34,112,871.86   13,116,016.81      823,917.32   16,079,590.82
March 25, 2013 ...............           0.00  33,685,277.88   12,637,364.21      625,603.71   15,933,987.40
April 25, 2013 ...............           0.00  33,260,179.65   12,161,379.17      428,326.91   15,788,646.10
May 25, 2013 .................           0.00  32,837,561.82   11,688,047.99      232,081.58   15,635,069.28
June 25, 2013 ................           0.00  32,417,409.16   11,217,357.04       36,862.44   15,479,106.81
July 25, 2013 ................           0.00  31,999,706.49   10,749,292.79            0.00   15,320,924.15
August 25, 2013 ..............           0.00  31,584,438.75   10,283,841.76            0.00   15,160,680.84
September 25, 2013 ...........           0.00  31,178,119.12    9,840,746.09            0.00   14,977,932.83
October 25, 2013 .............           0.00  30,774,149.98    9,400,091.69            0.00   14,794,643.27
November 25, 2013 ............           0.00  30,372,516.68    8,961,865.68            0.00   14,610,927.53
December 25, 2013 ............           0.00  29,973,204.67    8,526,055.25            0.00   14,426,896.38
January 25, 2014 .............           0.00  29,576,199.47    8,092,647.66            0.00   14,242,656.09
February 25, 2014 ............           0.00  29,181,486.68    7,662,067.39            0.00   14,058,308.58
March 25, 2014 ...............           0.00  28,789,052.01    7,240,044.94            0.00   13,873,951.58
April 25, 2014 ...............           0.00  28,398,881.21    6,826,423.49            0.00   13,689,678.69
May 25, 2014 .................           0.00  28,010,960.13    6,421,048.98            0.00   13,505,579.59
June 25, 2014 ................           0.00  27,625,274.71    6,023,770.02            0.00   13,321,740.13
July 25, 2014 ................           0.00  27,241,810.95    5,634,437.87            0.00   13,138,242.44
August 25, 2014 ..............           0.00  26,860,554.94    5,252,906.42            0.00   12,955,165.04
September 25, 2014 ...........           0.00  26,632,448.97    4,925,859.88            0.00   12,762,831.01
October 25, 2014 .............           0.00  26,405,578.29    4,605,069.91            0.00   12,572,147.90
November 25, 2014 ............           0.00  26,179,934.82    4,290,421.56            0.00   12,383,142.39
December 25, 2014 ............           0.00  25,955,510.51    3,981,801.92            0.00   12,195,839.14
January 25, 2015 .............           0.00  25,732,297.36    3,679,100.12            0.00   12,010,260.95
February 25, 2015 ............           0.00  25,510,287.41    3,382,207.24            0.00   11,826,428.73
March 25, 2015 ...............           0.00  25,289,472.74    3,091,016.33            0.00   11,644,361.63
April 25, 2015 ...............           0.00  25,069,845.49    2,805,422.34            0.00   11,464,077.10
May 25, 2015 .................           0.00  24,851,397.83    2,525,322.09            0.00   11,285,590.95
June 25, 2015 ................           0.00  24,634,121.96    2,250,614.26            0.00   11,108,917.41
July 25, 2015 ................           0.00  24,418,010.14    1,981,199.33            0.00   10,934,069.16
August 25, 2015 ..............           0.00  24,203,054.66    1,716,979.57            0.00   10,761,057.47
September 25, 2015 ...........           0.00  23,992,669.61    1,494,618.33            0.00   10,588,939.52
October 25, 2015 .............           0.00  23,783,379.51    1,276,059.97            0.00   10,419,319.33
November 25, 2015 ............           0.00  23,575,177.17    1,061,240.43            0.00   10,252,167.24
December 25, 2015 ............           0.00  23,368,055.39      850,096.74            0.00   10,087,453.75
January 25, 2016 .............           0.00  23,162,007.03      642,566.97            0.00    9,925,149.56
February 25, 2016 ............           0.00  22,957,025.00      438,590.21            0.00    9,765,225.56
March 25, 2016 ...............           0.00  22,753,102.22      238,106.59            0.00    9,607,652.79
April 25, 2016 ...............           0.00  22,550,231.66       41,057.24            0.00    9,452,402.51
May 25, 2016 .................           0.00  22,348,406.34            0.00            0.00    9,299,446.15
June 25, 2016 ................           0.00  22,147,619.29            0.00            0.00    9,148,755.37
July 25, 2016 ................           0.00  21,947,863.60            0.00            0.00    9,000,302.01
August 25, 2016 ..............           0.00  21,746,302.74            0.00            0.00    8,854,058.13
September 25, 2016 ...........           0.00  21,534,944.45            0.00            0.00    8,703,898.48
October 25, 2016 .............           0.00  21,324,682.85            0.00            0.00    8,556,044.72
November 25, 2016 ............           0.00  21,115,510.66            0.00            0.00    8,410,466.94
December 25, 2016 ............           0.00  20,907,420.65            0.00            0.00    8,267,135.55
January 25, 2017 .............           0.00  20,700,405.61            0.00            0.00    8,126,021.14
February 25, 2017 ............           0.00  20,494,458.36            0.00            0.00    7,987,094.59
March 25, 2017 ...............           0.00  20,289,571.78            0.00            0.00    7,850,327.04
April 25, 2017 ...............           0.00  20,085,738.77            0.00            0.00    7,715,689.85
May 25, 2017 .................           0.00  19,882,952.28            0.00            0.00    7,583,154.68
June 25, 2017 ................           0.00  19,681,205.29            0.00            0.00    7,452,693.42
July 25, 2017 ................           0.00  19,480,490.81            0.00            0.00    7,324,278.23
August 25, 2017 ..............           0.00  19,280,801.90            0.00            0.00    7,197,881.51
September 25, 2017 ...........           0.00  19,082,131.65            0.00            0.00    7,073,475.96
October 25, 2017 .............           0.00  18,884,473.17            0.00            0.00    6,951,034.52
November 25, 2017 ............           0.00  18,687,819.64            0.00            0.00    6,830,530.39

                                                 AGGREGATE                                       AGGREGATE
                                   PLANNED        TARGETED        PLANNED         PLANNED        SCHEDULED
DISTRIBUTION DATE               BALANCE I ($)  BALANCE I ($)  BALANCE II ($)  BALANCE III ($)   BALANCE ($)
-----------------               -------------  -------------  --------------  ---------------  -------------
December 25, 2017 ............           0.00  18,492,164.24            0.00            0.00    6,711,937.05
January 25, 2018 .............           0.00  18,297,500.21            0.00            0.00    6,595,228.23
February 25, 2018 ............           0.00  18,103,820.81            0.00            0.00    6,480,377.92
March 25, 2018 ...............           0.00  17,911,119.34            0.00            0.00    6,367,360.41
April 25, 2018 ...............           0.00  17,719,389.14            0.00            0.00    6,256,150.20
May 25, 2018 .................           0.00  17,528,623.58            0.00            0.00    6,146,722.10
June 25, 2018 ................           0.00  17,338,816.05            0.00            0.00    6,039,051.16
July 25, 2018 ................           0.00  17,149,959.99            0.00            0.00    5,933,112.72
August 25, 2018 ..............           0.00  16,962,048.88            0.00            0.00    5,828,882.36
September 25, 2018 ...........           0.00  16,775,076.21            0.00            0.00    5,726,335.93
October 25, 2018 .............           0.00  16,589,035.53            0.00            0.00    5,625,449.53
November 25, 2018 ............           0.00  16,403,920.39            0.00            0.00    5,526,199.56
December 25, 2018 ............           0.00  16,219,724.41            0.00            0.00    5,428,562.64
January 25, 2019 .............           0.00  16,036,441.21            0.00            0.00    5,332,515.69
February 25, 2019 ............           0.00  15,854,064.47            0.00            0.00    5,238,035.86
March 25, 2019 ...............           0.00  15,672,587.87            0.00            0.00    5,145,100.56
April 25, 2019 ...............           0.00  15,492,005.15            0.00            0.00    5,053,687.47
May 25, 2019 .................           0.00  15,312,310.08            0.00            0.00    4,963,774.54
June 25, 2019 ................           0.00  15,133,496.43            0.00            0.00    4,875,339.94
July 25, 2019 ................           0.00  14,955,558.04            0.00            0.00    4,788,362.13
August 25, 2019 ..............           0.00  14,778,488.77            0.00            0.00    4,702,819.80
September 25, 2019 ...........           0.00  14,602,282.48            0.00            0.00    4,618,691.90
October 25, 2019 .............           0.00  14,426,933.11            0.00            0.00    4,535,957.63
November 25, 2019 ............           0.00  14,252,434.60            0.00            0.00    4,454,596.44
December 25, 2019 ............           0.00  14,078,780.92            0.00            0.00    4,374,588.03
January 25, 2020 .............           0.00  13,905,966.08            0.00            0.00    4,295,912.35
February 25, 2020 ............           0.00  13,733,984.11            0.00            0.00    4,218,549.58
March 25, 2020 ...............           0.00  13,562,829.09            0.00            0.00    4,142,480.15
April 25, 2020 ...............           0.00  13,392,495.09            0.00            0.00    4,067,684.75
May 25, 2020 .................           0.00  13,222,976.26            0.00            0.00    3,994,144.28
June 25, 2020 ................           0.00  13,054,266.73            0.00            0.00    3,921,839.89
July 25, 2020 ................           0.00  12,886,360.69            0.00            0.00    3,850,752.99
August 25, 2020 ..............           0.00  12,719,252.36            0.00            0.00    3,780,865.17
September 25, 2020 ...........           0.00  12,552,935.96            0.00            0.00    3,712,158.31
October 25, 2020 .............           0.00  12,387,405.76            0.00            0.00    3,644,614.50
November 25, 2020 ............           0.00  12,222,656.06            0.00            0.00    3,578,216.04
December 25, 2020 ............           0.00  12,058,681.17            0.00            0.00    3,512,945.49
January 25, 2021 .............           0.00  11,895,475.45            0.00            0.00    3,448,785.60
February 25, 2021 ............           0.00  11,733,033.28            0.00            0.00    3,385,719.39
March 25, 2021 ...............           0.00  11,571,349.05            0.00            0.00    3,323,730.06
April 25, 2021 ...............           0.00  11,410,417.19            0.00            0.00    3,262,801.05
May 25, 2021 .................           0.00  11,250,232.17            0.00            0.00    3,202,916.01
June 25, 2021 ................           0.00  11,090,788.46            0.00            0.00    3,144,058.82
July 25, 2021 ................           0.00  10,932,080.58            0.00            0.00    3,086,213.55
August 25, 2021 ..............           0.00  10,774,103.06            0.00            0.00    3,029,364.51
September 25, 2021 ...........           0.00  10,616,850.47            0.00            0.00    2,973,496.19
October 25, 2021 .............           0.00  10,460,317.38            0.00            0.00    2,918,593.32
November 25, 2021 ............           0.00  10,304,498.42            0.00            0.00    2,864,640.81
December 25, 2021 ............           0.00  10,149,388.22            0.00            0.00    2,811,623.79
January 25, 2022 .............           0.00   9,994,981.45            0.00            0.00    2,759,527.59
February 25, 2022 ............           0.00   9,841,272.80            0.00            0.00    2,708,337.73
March 25, 2022 ...............           0.00   9,688,256.97            0.00            0.00    2,658,039.95
April 25, 2022 ...............           0.00   9,535,928.72            0.00            0.00    2,608,620.15
May 25, 2022 .................           0.00   9,384,282.80            0.00            0.00    2,560,064.46
June 25, 2022 ................           0.00   9,233,314.00            0.00            0.00    2,512,359.19
July 25, 2022 ................           0.00   9,083,017.14            0.00            0.00    2,465,490.82
August 25, 2022 ..............           0.00   8,933,387.04            0.00            0.00    2,419,446.07
September 25, 2022 ...........           0.00   8,784,418.58            0.00            0.00    2,374,211.78
October 25, 2022 .............           0.00   8,636,106.62            0.00            0.00    2,329,775.03
November 25, 2022 ............           0.00   8,488,446.09            0.00            0.00    2,286,123.03
December 25, 2022 ............           0.00   8,341,431.91            0.00            0.00    2,243,243.24
January 25, 2023 .............           0.00   8,195,059.03            0.00            0.00    2,201,123.22
February 25, 2023 ............           0.00   8,049,322.43            0.00            0.00    2,159,750.77
March 25, 2023 ...............           0.00   7,904,217.11            0.00            0.00    2,119,113.82
April 25, 2023 ...............           0.00   7,759,738.10            0.00            0.00    2,079,200.50
May 25, 2023 .................           0.00   7,615,880.43            0.00            0.00    2,039,999.10
June 25, 2023 ................           0.00   7,472,639.17            0.00            0.00    2,001,498.08
July 25, 2023 ................           0.00   7,330,009.42            0.00            0.00    1,963,686.07

                                                 AGGREGATE                                       AGGREGATE
                                   PLANNED        TARGETED        PLANNED         PLANNED        SCHEDULED
DISTRIBUTION DATE               BALANCE I ($)  BALANCE I ($)  BALANCE II ($)  BALANCE III ($)   BALANCE ($)
-----------------               -------------  -------------  --------------  ---------------  -------------
August 25, 2023 ..............           0.00   7,187,986.29            0.00            0.00    1,926,551.85
September 25, 2023 ...........           0.00   7,046,564.90            0.00            0.00    1,890,084.36
October 25, 2023 .............           0.00   6,905,740.41            0.00            0.00    1,854,272.75
November 25, 2023 ............           0.00   6,765,508.00            0.00            0.00    1,819,106.26
December 25, 2023 ............           0.00   6,625,862.87            0.00            0.00    1,784,574.34
January 25, 2024 .............           0.00   6,486,800.23            0.00            0.00    1,750,666.55
February 25, 2024 ............           0.00   6,348,315.33            0.00            0.00    1,717,372.66
March 25, 2024 ...............           0.00   6,210,403.42            0.00            0.00    1,684,682.53
April 25, 2024 ...............           0.00   6,073,059.79            0.00            0.00    1,652,586.22
May 25, 2024 .................           0.00   5,936,279.74            0.00            0.00    1,621,073.90
June 25, 2024 ................           0.00   5,800,058.59            0.00            0.00    1,590,135.91
July 25, 2024 ................           0.00   5,664,391.69            0.00            0.00    1,559,762.71
August 25, 2024 ..............           0.00   5,529,274.39            0.00            0.00    1,529,944.93
September 25, 2024 ...........           0.00   5,394,702.08            0.00            0.00    1,500,673.33
October 25, 2024 .............           0.00   5,260,670.16            0.00            0.00    1,471,938.81
November 25, 2024 ............           0.00   5,127,174.05            0.00            0.00    1,443,732.39
December 25, 2024 ............           0.00   4,994,209.20            0.00            0.00    1,416,045.25
January 25, 2025 .............           0.00   4,861,771.07            0.00            0.00    1,388,868.69
February 25, 2025 ............           0.00   4,729,855.13            0.00            0.00    1,362,194.14
March 25, 2025 ...............           0.00   4,598,456.88            0.00            0.00    1,334,543.83
April 25, 2025 ...............           0.00   4,467,571.85            0.00            0.00    1,299,629.05
May 25, 2025 .................           0.00   4,337,195.57            0.00            0.00    1,265,379.89
June 25, 2025 ................           0.00   4,207,323.59            0.00            0.00    1,231,783.42
July 25, 2025 ................           0.00   4,077,951.50            0.00            0.00    1,198,826.94
August 25, 2025 ..............           0.00   3,949,074.87            0.00            0.00    1,166,497.98
September 25, 2025 ...........           0.00   3,820,689.32            0.00            0.00    1,134,784.30
October 25, 2025 .............           0.00   3,692,790.48            0.00            0.00    1,103,673.90
November 25, 2025 ............           0.00   3,565,374.00            0.00            0.00    1,073,154.98
December 25, 2025 ............           0.00   3,438,435.53            0.00            0.00    1,043,215.98
January 25, 2026 .............           0.00   3,311,970.76            0.00            0.00    1,013,845.55
February 25, 2026 ............           0.00   3,185,975.39            0.00            0.00      985,032.53
March 25, 2026 ...............           0.00   3,060,445.13            0.00            0.00      956,765.99
April 25, 2026 ...............           0.00   2,935,375.72            0.00            0.00      929,035.19
May 25, 2026 .................           0.00   2,810,762.90            0.00            0.00      901,829.59
June 25, 2026 ................           0.00   2,686,602.45            0.00            0.00      875,138.86
July 25, 2026 ................           0.00   2,562,890.14            0.00            0.00      848,952.84
August 25, 2026 ..............           0.00   2,439,621.78            0.00            0.00      823,261.57
September 25, 2026 ...........           0.00   2,316,793.18            0.00            0.00      798,055.28
October 25, 2026 .............           0.00   2,194,400.18            0.00            0.00      773,324.36
November 25, 2026 ............           0.00   2,072,438.62            0.00            0.00      749,059.40
December 25, 2026 ............           0.00   1,950,904.37            0.00            0.00      725,251.15
January 25, 2027 .............           0.00   1,829,793.31            0.00            0.00      701,890.55
February 25, 2027 ............           0.00   1,709,101.33            0.00            0.00      678,968.69
March 25, 2027 ...............           0.00   1,588,824.35            0.00            0.00      656,476.82
April 25, 2027 ...............           0.00   1,468,958.30            0.00            0.00      634,406.39
May 25, 2027 .................           0.00   1,349,499.11            0.00            0.00      612,748.96
June 25, 2027 ................           0.00   1,230,442.76            0.00            0.00      591,496.28
July 25, 2027 ................           0.00   1,111,785.20            0.00            0.00      570,640.24
August 25, 2027 ..............           0.00     993,522.42            0.00            0.00      550,172.89
September 25, 2027 ...........           0.00     875,650.44            0.00            0.00      530,086.41
October 25, 2027 .............           0.00     758,165.27            0.00            0.00      510,373.15
November 25, 2027 ............           0.00     641,062.93            0.00            0.00      491,025.59
December 25, 2027 ............           0.00     524,339.48            0.00            0.00      472,036.34
January 25, 2028 .............           0.00     407,990.98            0.00            0.00      453,398.15
February 25, 2028 ............           0.00     292,013.49            0.00            0.00      435,103.93
March 25, 2028 ...............           0.00     176,403.12            0.00            0.00      417,146.70
April 25, 2028 ...............           0.00      61,155.96            0.00            0.00      399,519.61
May 25, 2028 .................           0.00           0.00            0.00            0.00      382,215.93
June 25, 2028 ................           0.00           0.00            0.00            0.00      365,229.09
July 25, 2028 ................           0.00           0.00            0.00            0.00      348,552.60
August 25, 2028 ..............           0.00           0.00            0.00            0.00      332,180.11
September 25, 2028 ...........           0.00           0.00            0.00            0.00      316,105.41
October 25, 2028 .............           0.00           0.00            0.00            0.00      300,322.36
November 25, 2028 ............           0.00           0.00            0.00            0.00      284,824.97
December 25, 2028 ............           0.00           0.00            0.00            0.00      269,607.34
January 25, 2029 .............           0.00           0.00            0.00            0.00      254,663.71
February 25, 2029 ............           0.00           0.00            0.00            0.00      239,988.39
March 25, 2029 ...............           0.00           0.00            0.00            0.00      225,575.82

                                                                                                     AGGREGATE
                                   PLANNED     AGGREGATE TARGETED     PLANNED          PLANNED       SCHEDULED
DISTRIBUTION DATE               BALANCE I ($)     BALANCE I ($)    BALANCE II ($)  BALANCE III ($)  BALANCE ($)
-----------------               -------------  ------------------  --------------  ---------------  -----------
April 25, 2029................       0.00             0.00              0.00             0.00        211,420.53
May 25, 2029..................       0.00             0.00              0.00             0.00        197,517.17
June 25, 2029.................       0.00             0.00              0.00             0.00        183,860.48
July 25, 2029.................       0.00             0.00              0.00             0.00        170,445.30
August 25, 2029...............       0.00             0.00              0.00             0.00        157,266.55
September 25, 2029............       0.00             0.00              0.00             0.00        144,319.26
October 25, 2029..............       0.00             0.00              0.00             0.00        131,598.57
November 25, 2029
and thereafter................       0.00             0.00              0.00             0.00              0.00

     The following table sets forth Planned Balance IV, Aggregate Planned Balance I, Aggregate Planned Balance II, Aggregate Targeted Balance II and Planned Balance V for each Distribution Date.

                                                  AGGREGATE       AGGREGATE        AGGREGATE
                                    PLANNED        PLANNED         PLANNED         TARGETED        PLANNED
DISTRIBUTION DATE               BALANCE IV ($)  BALANCE I ($)   BALANCE II ($)  BALANCE II ($)  BALANCE V ($)
-----------------               --------------  -------------   --------------  --------------  -------------
Initial ......................   80,782,463.00  11,406,691.00   113,156,000.00  110,356,000.00  98,739,000.00
September 25, 2006 ...........   80,615,846.16  11,403,194.13   109,971,134.89  107,155,384.89  98,568,804.63
October 25, 2006 .............   80,414,852.38  11,397,606.14   106,874,203.00  104,042,614.41  98,346,918.24
November 25, 2006 ............   80,179,515.20  11,389,927.56   103,864,809.68  101,017,293.40  98,073,349.71
December 25, 2006 ............   79,909,885.68  11,380,161.31   100,942,538.16   98,079,004.60  97,748,134.14
January 25, 2007 .............   79,606,032.50  11,368,312.68    98,106,949.45   95,227,308.52  97,371,332.91
February 25, 2007 ............   79,268,041.87  11,354,389.41    95,357,582.28   92,461,743.36  96,943,033.70
March 25, 2007 ...............   78,896,017.59  11,338,401.59    92,693,952.98   89,781,824.97  96,463,350.56
April 25, 2007 ...............   78,490,081.00  11,320,361.74    90,115,555.53   87,187,046.80  95,932,423.83
May 25, 2007 .................   78,050,370.92  11,300,284.76    87,621,861.45   84,676,879.86  95,350,420.20
June 25, 2007 ................   77,577,043.63  11,278,187.97    85,212,319.87   82,250,772.76  94,717,532.58
July 25, 2007 ................   77,070,272.79  11,254,091.03    82,886,357.56   79,908,151.75  94,033,980.09
August 25, 2007 ..............   76,530,249.30  11,228,015.95    80,643,378.94   77,648,420.72  93,300,007.92
September 25, 2007 ...........   75,957,181.29  11,199,987.11    78,482,766.21   75,470,961.35  92,515,887.25
October 25, 2007 .............   75,351,293.93  11,170,031.18    76,403,879.41   73,375,133.15  91,681,915.09
November 25, 2007 ............   74,712,829.33  11,138,177.13    74,406,056.56   71,065,751.15  90,798,414.12
December 25, 2007 ............   74,042,046.41  11,104,456.18    72,488,613.78   66,876,739.65  89,865,732.53
January 25, 2008 .............   73,339,220.70  11,068,901.79    70,650,845.52   62,859,281.76  88,884,243.76
February 25, 2008 ............   72,604,644.18  11,031,549.60    68,892,024.64   59,010,040.40  87,854,346.36
March 25, 2008 ...............   71,838,625.11  10,992,437.37    67,211,402.76   55,325,723.84  86,776,463.65
April 25, 2008 ...............   71,041,487.82  10,951,605.03    65,608,210.37   51,803,084.27  85,651,043.50
May 25, 2008 .................   70,213,572.46  10,909,094.50    64,081,657.16   48,438,916.43  84,478,558.03
June 25, 2008 ................   69,355,234.82  10,864,949.76    62,630,932.27   45,230,056.37  83,259,503.30
July 25, 2008 ................   68,466,846.04  10,819,216.70    61,255,204.58   42,173,380.21  81,994,398.96
August 25, 2008 ..............   67,548,792.38  10,771,943.17    59,953,623.06   39,265,803.01  80,683,787.91
September 25, 2008 ...........   66,601,474.93  10,723,178.80    58,725,317.07   36,504,277.61  79,328,235.92
October 25, 2008 .............   65,625,309.34  10,672,975.06    57,569,396.76   33,885,793.63  77,928,331.23
November 25, 2008 ............   64,620,725.52  10,621,385.08    56,484,953.42   31,407,376.46  76,484,684.14
December 25, 2008 ............   63,588,167.31  10,568,463.68    55,471,059.92   29,066,086.29  74,997,926.58
January 25, 2009 .............   62,528,092.19  10,514,267.25    54,526,771.05   26,859,017.24  73,468,711.65
February 25, 2009 ............   61,462,604.39  10,460,153.85    53,651,124.05   24,783,296.52  71,897,713.16
March 25, 2009 ...............   60,402,608.96  10,406,785.31    52,794,006.57   22,786,951.20  70,334,757.56
April 25, 2009 ...............   59,348,078.08  10,354,155.02    51,955,176.64   20,867,926.93  68,779,803.97
May 25, 2009 .................   58,298,984.10  10,302,256.40    51,134,395.09   19,024,219.17  67,232,811.74
June 25, 2009 ................   57,255,299.51  10,251,082.94    50,331,425.50   17,253,872.00  65,693,740.43
July 25, 2009 ................   56,216,996.94  10,200,628.16    49,546,034.19   15,554,976.99  64,162,549.81
August 25, 2009 ..............   55,184,049.16  10,150,885.65    48,777,990.21   13,925,672.00  62,639,199.86
September 25, 2009 ...........   54,156,429.09  10,101,849.02    48,027,065.26   12,364,140.15  61,123,650.77
October 25, 2009 .............   53,134,109.79  10,053,511.99    47,293,033.69   10,868,608.68  59,615,862.94
November 25, 2009 ............   52,117,064.47  10,005,868.26    46,575,672.51    9,437,347.92  58,115,796.97
December 25, 2009 ............   51,105,266.46   9,958,911.63    45,874,761.25    8,068,670.23  56,623,413.69
January 25, 2010 .............   50,098,689.25   9,912,635.93    45,190,082.06    6,760,929.04  55,138,674.11
February 25, 2010 ............   49,097,306.46   9,867,035.03    44,521,419.60    5,512,517.84  53,661,539.45
March 25, 2010 ...............   48,101,091.85   9,822,102.87    43,868,561.03    4,321,869.23  52,191,971.14
April 25, 2010 ...............   47,110,019.32   9,777,833.42    43,231,296.01    3,187,453.95  50,729,930.81
May 25, 2010 .................   46,124,062.89   9,734,220.69    42,609,416.62    2,107,780.04  49,275,380.28
June 25, 2010 ................   45,143,196.76   9,691,258.78    42,002,717.37    1,081,391.85  47,828,281.60
July 25, 2010 ................   44,167,395.21   9,648,941.80    41,410,995.19      106,869.25  46,388,596.99
August 25, 2010 ..............   43,196,632.70   9,607,263.90    40,834,049.35            0.00  44,956,288.88
September 25, 2010 ...........   42,230,883.81   9,566,219.31    40,271,681.49            0.00  43,531,319.89

                                                  AGGREGATE       AGGREGATE        AGGREGATE
                                    PLANNED        PLANNED         PLANNED         TARGETED        PLANNED
DISTRIBUTION DATE               BALANCE IV ($)  BALANCE I ($)   BALANCE II ($)  BALANCE II ($)  BALANCE V ($)
-----------------               --------------  --------------  --------------  --------------  -------------
October 25, 2010 .............   41,270,123.23   9,525,802.28    39,723,695.52            0.00  42,113,652.86
November 25, 2010 ............   40,314,325.82   9,486,007.12    39,189,897.72            0.00  40,703,250.79
December 25, 2010 ............   39,363,466.56   9,446,828.16    38,670,096.55            0.00  39,300,076.90
January 25, 2011 .............   38,417,520.55   9,408,259.80    38,164,102.78            0.00  37,904,094.60
February 25, 2011 ............   37,476,463.03   9,370,296.49    37,671,729.35            0.00  36,515,267.48
March 25, 2011 ...............   36,540,269.38   9,332,932.70    37,192,791.42            0.00  35,133,559.34
April 25, 2011 ...............   35,608,915.08   9,296,162.96    36,727,106.31            0.00  33,758,934.15
May 25, 2011 .................   34,682,375.78   9,259,981.84    36,274,493.47            0.00  32,391,356.09
June 25, 2011 ................   33,760,627.22   9,224,383.96    35,834,774.48            0.00  31,030,789.52
July 25, 2011 ................   32,843,645.30   9,189,363.97    35,407,773.03            0.00  29,677,198.97
August 25, 2011 ..............   31,931,406.03   9,154,916.56    34,993,314.85            0.00  28,330,549.20
September 25, 2011 ...........   31,091,991.21   9,122,185.89    34,672,896.82            0.00  27,082,827.32
October 25, 2011 .............   30,257,208.39   9,090,011.38    34,364,231.95            0.00  25,841,884.75
November 25, 2011 ............   29,427,034.11   9,058,387.86    34,067,153.27            0.00  24,607,686.99
December 25, 2011 ............   28,601,445.00   9,027,310.20    33,791,317.16            0.00  23,380,199.70
January 25, 2012 .............   27,780,417.85   8,996,773.31    33,537,439.27            0.00  22,159,388.74
February 25, 2012 ............   26,963,929.54   8,966,772.13    33,305,064.94            0.00  20,945,220.17
March 25, 2012 ...............   26,151,957.10   8,937,301.67    33,093,747.51            0.00  19,737,660.20
April 25, 2012 ...............   25,344,477.65   8,908,356.95    32,903,048.24            0.00  18,536,675.22
May 25, 2012 .................   24,541,468.46   8,879,933.06    32,732,536.09            0.00  17,342,231.81
June 25, 2012 ................   23,742,906.92   8,852,025.08    32,581,787.63            0.00  16,154,296.73
July 25, 2012 ................   22,948,770.50   8,824,628.19    32,450,386.97            0.00  14,972,836.90
August 25, 2012 ..............   22,159,036.84   8,797,737.56    32,337,925.54            0.00  13,797,819.42
September 25, 2012 ...........   21,389,860.42   8,771,711.92    32,208,019.96            0.00  12,739,083.13
October 25, 2012 .............   20,624,952.16   8,746,179.39    32,059,095.98            0.00  11,722,852.95
November 25, 2012 ............   19,864,290.08   8,721,135.29    31,892,099.67            0.00  10,747,770.75
December 25, 2012 ............   19,107,852.33   8,696,574.98    31,707,941.65            0.00   9,812,520.83
January 25, 2013 .............   18,355,617.20   8,672,493.86    31,507,498.31            0.00   8,915,828.60
February 25, 2013 ............   17,607,563.04   8,648,887.37    31,291,612.75            0.00   8,056,459.46
March 25, 2013 ...............   16,863,668.37   8,625,750.96    31,061,095.95            0.00   7,233,217.61
April 25, 2013 ...............   16,127,362.36   8,603,080.15    30,816,727.68            0.00   6,444,944.96
May 25, 2013 .................   15,412,417.73   8,580,870.50    30,559,257.46            0.00   5,690,520.08
June 25, 2013 ................   14,718,306.48   8,559,117.55    30,289,405.58            0.00   4,968,857.10
July 25, 2013 ................   14,044,513.10   8,380,481.15    30,007,863.91            0.00   4,278,904.76
August 25, 2013 ..............   13,390,534.37   8,166,445.95    29,715,296.79            0.00   3,619,645.43
September 25, 2013 ...........   12,870,120.69   7,957,313.76    29,340,469.59            0.00   3,190,965.60
October 25, 2013 .............   12,365,325.26   7,749,597.02    28,961,199.75            0.00   2,783,132.17
November 25, 2013 ............   11,875,734.89   7,543,286.43    28,577,953.37            0.00   2,395,375.30
December 25, 2013 ............   11,400,946.62   7,338,372.76    28,191,176.21            0.00   2,026,950.81
January 25, 2014 .............   10,940,567.48   7,134,846.84    27,801,294.36            0.00   1,677,139.46
February 25, 2014 ............   10,494,214.26   6,932,699.56    27,408,714.96            0.00   1,345,246.09
March 25, 2014 ...............   10,061,513.24   6,731,921.86    27,013,826.87            0.00   1,030,598.91
April 25, 2014 ...............    9,642,100.03   6,532,504.76    26,617,001.26            0.00     732,548.77
May 25, 2014 .................    9,235,619.28   6,334,439.31    26,218,592.32            0.00     450,468.42
June 25, 2014 ................    8,841,724.48   6,137,716.63    25,818,937.83            0.00     183,751.82
July 25, 2014 ................    8,460,077.78   5,942,327.92    25,350,173.24            0.00           0.00
August 25, 2014 ..............    8,090,349.75   5,748,264.41    24,711,252.63            0.00           0.00
September 25, 2014 ...........    7,817,907.48   5,674,452.08    24,190,209.93            0.00           0.00
October 25, 2014 .............    7,553,468.01   5,601,541.49    23,679,438.82            0.00           0.00
November 25, 2014 ............    7,296,812.11   5,529,521.90    23,178,746.58            0.00           0.00
December 25, 2014 ............    7,047,726.29   5,458,382.71    22,687,944.00            0.00           0.00
January 25, 2015 .............    6,806,002.58   5,388,113.44    22,206,845.27            0.00           0.00
February 25, 2015 ............    6,571,438.47   5,318,703.74    21,735,267.98            0.00           0.00
March 25, 2015 ...............    6,343,836.72   5,250,143.36    21,273,033.01            0.00           0.00
April 25, 2015 ...............    6,123,005.23   5,182,422.20    20,819,964.49            0.00           0.00
May 25, 2015 .................    5,908,756.94   5,115,530.26    20,375,889.75            0.00           0.00
June 25, 2015 ................    5,700,909.67   5,049,457.66    19,940,639.24            0.00           0.00
July 25, 2015 ................    5,499,286.04   4,984,194.64    19,514,046.52            0.00           0.00
August 25, 2015 ..............    5,303,713.28   4,919,731.54    19,095,948.13            0.00           0.00
September 25, 2015 ...........    5,173,368.19   4,857,772.96    18,766,554.07            0.00           0.00
October 25, 2015 .............    5,046,052.30   4,796,556.07    18,442,729.82            0.00           0.00
November 25, 2015 ............    4,921,695.21   4,736,072.18    18,124,382.30            0.00           0.00
December 25, 2015 ............    4,800,228.15   4,676,312.73    17,811,419.98            0.00           0.00
January 25, 2016 .............    4,681,583.91   4,617,269.24    17,503,752.84            0.00           0.00
February 25, 2016 ............    4,565,696.85   4,558,933.33    17,201,292.35            0.00           0.00
March 25, 2016 ...............    4,452,502.83   4,501,296.71    16,903,951.47            0.00           0.00
April 25, 2016 ...............    4,341,939.19   4,444,351.21    16,611,644.57            0.00           0.00
May 25, 2016 .................    4,233,944.73   4,388,088.72    16,324,287.47            0.00           0.00

                                                  AGGREGATE       AGGREGATE       AGGREGATE
                                    PLANNED        PLANNED         PLANNED        TARGETED        PLANNED
DISTRIBUTION DATE               BALANCE IV ($)  BALANCE I ($)  BALANCE II ($)  BALANCE II ($)  BALANCE V ($)
-----------------               --------------  -------------  --------------  --------------  -------------
June 25, 2016 ................   4,128,459.63    4,332,501.27   16,041,797.39       0.00            0.00
July 25, 2016 ................   4,025,425.47    4,277,580.93   15,764,092.90       0.00            0.00
August 25, 2016 ..............   3,924,785.17    4,223,319.90   15,491,093.93       0.00            0.00
September 25, 2016 ...........   3,823,635.47    4,166,754.71   15,209,276.83       0.00            0.00
October 25, 2016 .............   3,724,882.11    4,110,884.29   14,932,367.10       0.00            0.00
November 25, 2016 ............   3,628,468.52    4,055,700.41   14,660,281.33       0.00            0.00
December 25, 2016 ............   3,534,339.41    4,001,194.94   14,392,937.48       0.00            0.00
January 25, 2017 .............   3,442,440.82    3,947,359.84   14,130,254.92       0.00            0.00
February 25, 2017 ............   3,352,720.00    3,894,187.18   13,872,154.35       0.00            0.00
March 25, 2017 ...............   3,265,125.45    3,841,669.11   13,618,557.81       0.00            0.00
April 25, 2017 ...............   3,179,606.89    3,789,797.87   13,369,388.63       0.00            0.00
May 25, 2017 .................   3,096,115.17    3,738,565.79   13,124,571.46       0.00            0.00
June 25, 2017 ................   3,014,602.31    3,687,965.30   12,884,032.17       0.00            0.00
July 25, 2017 ................   2,935,021.45    3,637,988.92   12,647,697.92       0.00            0.00
August 25, 2017 ..............   2,857,326.82    3,588,629.23   12,415,497.05       0.00            0.00
September 25, 2017 ...........   2,781,473.72    3,539,878.92   12,187,359.14       0.00            0.00
October 25, 2017 .............   2,707,418.47    3,491,730.77   11,963,214.92       0.00            0.00
November 25, 2017 ............   2,635,118.44    3,444,177.62   11,742,996.31       0.00            0.00
December 25, 2017 ............   2,564,531.97    3,397,212.42   11,526,636.35       0.00            0.00
January 25, 2018 .............   2,495,618.39    3,350,828.18   11,314,069.23       0.00            0.00
February 25, 2018 ............   2,428,337.98    3,305,018.01   11,105,230.22       0.00            0.00
March 25, 2018 ...............   2,362,651.92    3,259,775.08   10,900,055.68       0.00            0.00
April 25, 2018 ...............   2,298,522.33    3,215,092.66   10,698,483.07       0.00            0.00
May 25, 2018 .................   2,235,912.20    3,170,964.09   10,500,450.87       0.00            0.00
June 25, 2018 ................   2,174,785.38    3,127,382.78   10,305,898.59       0.00            0.00
July 25, 2018 ................   2,115,106.57    3,084,342.23   10,114,766.79       0.00            0.00
August 25, 2018 ..............   2,056,841.29    3,041,836.01    9,926,997.00       0.00            0.00
September 25, 2018 ...........   1,999,955.87    2,999,857.75    9,742,531.74       0.00            0.00
October 25, 2018 .............   1,944,417.44    2,958,401.19    9,561,314.51       0.00            0.00
November 25, 2018 ............   1,890,193.87    2,917,460.11    9,383,289.73       0.00            0.00
December 25, 2018 ............   1,837,253.81    2,877,028.37    9,208,402.80       0.00            0.00
January 25, 2019 .............   1,785,566.61    2,837,099.92    9,036,599.99       0.00            0.00
February 25, 2019 ............   1,735,102.37    2,797,668.76    8,867,828.51       0.00            0.00
March 25, 2019 ...............   1,685,831.88    2,758,728.96    8,702,036.45       0.00            0.00
April 25, 2019 ...............   1,637,726.60    2,720,274.68    8,539,172.77       0.00            0.00
May 25, 2019 .................   1,590,758.67    2,682,300.12    8,379,187.28       0.00            0.00
June 25, 2019 ................   1,544,900.88    2,644,799.57    8,222,030.65       0.00            0.00
July 25, 2019 ................   1,500,126.66    2,607,767.37    8,067,654.38       0.00            0.00
August 25, 2019 ..............   1,456,410.05    2,571,197.95    7,916,010.79       0.00            0.00
September 25, 2019 ...........   1,413,725.72    2,535,085.77    7,767,052.98       0.00            0.00
October 25, 2019 .............   1,372,048.91    2,499,425.39    7,620,734.86       0.00            0.00
November 25, 2019 ............   1,331,355.46    2,464,211.41    7,477,011.13       0.00            0.00
December 25, 2019 ............   1,291,621.76    2,429,438.50    7,335,837.23       0.00            0.00
January 25, 2020 .............   1,252,824.76    2,395,101.40    7,197,169.35       0.00            0.00
February 25, 2020 ............   1,214,941.95    2,361,194.89    7,060,964.44       0.00            0.00
March 25, 2020 ...............   1,177,951.36    2,327,713.85    6,927,180.16       0.00            0.00
April 25, 2020 ...............   1,141,831.51    2,294,653.17    6,795,774.89       0.00            0.00
May 25, 2020 .................   1,106,561.45    2,262,007.84    6,666,707.71       0.00            0.00
June 25, 2020 ................   1,072,120.70    2,229,772.89    6,539,938.40       0.00            0.00
July 25, 2020 ................   1,038,489.27    2,197,943.41    6,415,427.40       0.00            0.00
August 25, 2020 ..............   1,005,647.65    2,166,514.55    6,293,135.83       0.00            0.00
September 25, 2020 ...........     973,576.77    2,135,481.52    6,173,025.47       0.00            0.00
October 25, 2020 .............     942,258.01    2,104,839.57    6,055,058.74       0.00            0.00
November 25, 2020 ............     911,673.21    2,074,584.03    5,939,198.70       0.00            0.00
December 25, 2020 ............     881,804.60    2,044,710.27    5,825,409.02       0.00            0.00
January 25, 2021 .............     852,634.86    2,015,213.71    5,713,654.01       0.00            0.00
February 25, 2021 ............     824,147.06    1,986,089.84    5,603,898.55       0.00            0.00
March 25, 2021 ...............     796,324.67    1,957,334.18    5,496,108.15       0.00            0.00
April 25, 2021 ...............     769,151.55    1,928,942.33    5,390,248.87       0.00            0.00
May 25, 2021 .................     742,611.95    1,900,909.91    5,286,287.36       0.00            0.00
June 25, 2021 ................     716,690.47    1,873,232.62    5,184,190.84       0.00            0.00
July 25, 2021 ................     691,372.08    1,845,906.19    5,083,927.08       0.00            0.00
August 25, 2021 ..............     666,642.12    1,818,926.41    4,985,464.38       0.00            0.00
September 25, 2021 ...........     642,486.25    1,792,289.13    4,888,771.61       0.00            0.00
October 25, 2021 .............     618,890.49    1,765,990.22    4,793,818.13       0.00            0.00
November 25, 2021 ............     595,841.17    1,740,025.62    4,700,573.84       0.00            0.00
December 25, 2021 ............     573,324.95    1,714,391.31    4,609,009.15       0.00            0.00
January 25, 2022 .............     551,328.81    1,689,083.33    4,519,094.96       0.00            0.00

                                                  AGGREGATE       AGGREGATE       AGGREGATE
                                    PLANNED        PLANNED         PLANNED        TARGETED        PLANNED
DISTRIBUTION DATE               BALANCE IV ($)  BALANCE I ($)  BALANCE II ($)  BALANCE II ($)  BALANCE V ($)
-----------------               --------------  -------------  --------------  --------------  -------------
February 25, 2022 ............     529,840.03    1,664,097.74    4,430,802.68       0.00            0.00
March 25, 2022 ...............     508,846.18    1,639,430.67    4,344,104.19       0.00            0.00
April 25, 2022 ...............     488,335.15    1,615,078.29    4,258,971.86       0.00            0.00
May 25, 2022 .................     468,295.10    1,591,036.80    4,175,378.51       0.00            0.00
June 25, 2022 ................     448,714.45    1,567,302.48    4,093,297.43       0.00            0.00
July 25, 2022 ................     429,581.93    1,543,871.60    4,012,702.37       0.00            0.00
August 25, 2022 ..............     410,886.50    1,520,740.53    3,933,567.53       0.00            0.00
September 25, 2022 ...........     392,617.42    1,497,905.64    3,855,867.52       0.00            0.00
October 25, 2022 .............     374,764.16    1,475,363.37    3,779,577.40       0.00            0.00
November 25, 2022 ............     357,316.48    1,453,110.18    3,704,672.67       0.00            0.00
December 25, 2022 ............     340,264.34    1,431,142.60    3,631,129.22       0.00            0.00
January 25, 2023 .............     323,597.98    1,409,457.16    3,558,923.35       0.00            0.00
February 25, 2023 ............     307,307.83    1,388,050.47    3,488,031.79       0.00            0.00
March 25, 2023 ...............     291,384.57    1,366,919.16    3,418,431.62       0.00            0.00
April 25, 2023 ...............     275,819.11    1,346,059.91    3,350,100.36       0.00            0.00
May 25, 2023 .................     260,602.54    1,325,469.42    3,283,015.88       0.00            0.00
June 25, 2023 ................     245,726.19    1,305,144.44    3,217,156.44       0.00            0.00
July 25, 2023 ................     231,181.58    1,285,081.78    3,152,500.66       0.00            0.00
August 25, 2023 ..............     216,960.44    1,265,278.25    3,089,027.52       0.00            0.00
September 25, 2023 ...........     203,054.70    1,245,730.71    3,026,716.38       0.00            0.00
October 25, 2023 .............     189,456.45    1,226,436.08    2,965,546.94       0.00            0.00
November 25, 2023 ............     176,158.01    1,207,391.28    2,905,499.23       0.00            0.00
December 25, 2023 ............     163,151.85    1,188,593.29    2,846,553.65       0.00            0.00
January 25, 2024 .............     150,430.64    1,170,039.12    2,788,690.90       0.00            0.00
February 25, 2024 ............     137,987.19    1,151,725.81    2,731,892.05       0.00            0.00
March 25, 2024 ...............     125,814.53    1,133,650.45    2,676,138.45       0.00            0.00
April 25, 2024 ...............     113,905.80    1,115,810.15    2,621,411.79       0.00            0.00
May 25, 2024 .................     102,254.35    1,098,202.05    2,567,694.08       0.00            0.00
June 25, 2024 ................      90,853.66    1,080,823.33    2,514,967.62       0.00            0.00
July 25, 2024 ................      79,697.38    1,063,671.22    2,463,215.02       0.00            0.00
August 25, 2024 ..............      68,779.29    1,046,742.95    2,412,419.19       0.00            0.00
September 25, 2024 ...........      58,093.33    1,030,035.80    2,362,563.33       0.00            0.00
October 25, 2024 .............      47,633.59    1,013,547.10    2,313,630.91       0.00            0.00
November 25, 2024 ............      37,394.29      997,274.18    2,265,605.71       0.00            0.00
December 25, 2024 ............      27,369.79      981,214.41    2,218,471.77       0.00            0.00
January 25, 2025 .............      17,554.58      965,365.21    2,172,213.41       0.00            0.00
February 25, 2025 ............       7,943.29      949,724.00    2,126,815.21       0.00            0.00
March 25, 2025 ...............           0.00      934,288.26    2,082,262.03       0.00            0.00
April 25, 2025 ...............           0.00      919,055.47    2,038,538.96       0.00            0.00
May 25, 2025 .................           0.00      904,023.18    1,995,631.38       0.00            0.00
June 25, 2025 ................           0.00      889,188.92    1,953,524.90       0.00            0.00
July 25, 2025 ................           0.00      874,550.29    1,912,205.38       0.00            0.00
August 25, 2025 ..............           0.00      860,104.89    1,871,658.91       0.00            0.00
September 25, 2025 ...........           0.00      845,850.37    1,831,871.85       0.00            0.00
October 25, 2025 .............           0.00      831,784.40    1,792,830.76       0.00            0.00
November 25, 2025 ............           0.00      817,904.67    1,754,522.45       0.00            0.00
December 25, 2025 ............           0.00      804,208.91    1,716,933.95       0.00            0.00
January 25, 2026 .............           0.00      790,694.85    1,680,052.51       0.00            0.00
February 25, 2026 ............           0.00      777,360.29    1,643,865.61       0.00            0.00
March 25, 2026 ...............           0.00      764,203.03    1,608,360.93       0.00            0.00
April 25, 2026 ...............           0.00      751,220.89    1,573,526.37       0.00            0.00
May 25, 2026 .................           0.00      738,411.72    1,539,350.05       0.00            0.00
June 25, 2026 ................           0.00      725,773.41    1,505,820.26       0.00            0.00
July 25, 2026 ................           0.00      713,303.86    1,472,925.52       0.00            0.00
August 25, 2026 ..............           0.00      701,001.01    1,440,654.54       0.00            0.00
September 25, 2026 ...........           0.00      688,862.80    1,408,996.23       0.00            0.00
October 25, 2026 .............           0.00      676,887.22    1,377,939.67       0.00            0.00
November 25, 2026 ............           0.00      665,072.26    1,347,474.15       0.00            0.00
December 25, 2026 ............           0.00      653,415.95    1,317,589.14       0.00            0.00
January 25, 2027 .............           0.00      641,916.35    1,288,274.28       0.00            0.00
February 25, 2027 ............           0.00      630,571.52    1,259,519.41       0.00            0.00
March 25, 2027 ...............           0.00      619,379.56    1,231,314.51       0.00            0.00
April 25, 2027 ...............           0.00      608,338.59    1,203,649.78       0.00            0.00
May 25, 2027 .................           0.00      597,446.74    1,176,515.54       0.00            0.00
June 25, 2027 ................           0.00      586,702.19    1,149,902.31       0.00            0.00
July 25, 2027 ................           0.00      576,103.11    1,123,800.76       0.00            0.00
August 25, 2027 ..............           0.00      565,647.71    1,098,201.73       0.00            0.00
September 25, 2027 ...........           0.00      555,334.21    1,073,096.21       0.00            0.00

                                                  AGGREGATE       AGGREGATE       AGGREGATE
                                    PLANNED        PLANNED         PLANNED        TARGETED        PLANNED
DISTRIBUTION DATE               BALANCE IV ($)  BALANCE I ($)  BALANCE II ($)  BALANCE II ($)  BALANCE V ($)
-----------------               --------------  -------------  --------------  --------------  -------------
October 25, 2027 .............           0.00      545,160.87    1,048,475.35       0.00            0.00
November 25, 2027 ............           0.00      535,125.95    1,024,330.45       0.00            0.00
December 25, 2027 ............           0.00      525,227.74    1,000,652.97       0.00            0.00
January 25, 2028 .............           0.00      515,464.56      977,434.50       0.00            0.00
February 25, 2028 ............           0.00      505,834.72      954,666.78       0.00            0.00
March 25, 2028 ...............           0.00      496,336.58      932,341.71       0.00            0.00
April 25, 2028 ...............           0.00      486,968.52      910,451.31       0.00            0.00
May 25, 2028 .................           0.00      477,728.91      888,987.76       0.00            0.00
June 25, 2028 ................           0.00      468,616.16      867,943.34       0.00            0.00
July 25, 2028 ................           0.00      459,628.71      847,310.50       0.00            0.00
August 25, 2028 ..............           0.00      450,765.00      827,081.81       0.00            0.00
September 25, 2028 ...........           0.00      442,023.48      807,249.96       0.00            0.00
October 25, 2028 .............           0.00      433,402.64      787,807.77       0.00            0.00
November 25, 2028 ............           0.00      424,900.99      768,748.19       0.00            0.00
December 25, 2028 ............           0.00      416,517.04      750,064.29       0.00            0.00
January 25, 2029 .............           0.00      408,249.32      731,749.26       0.00            0.00
February 25, 2029 ............           0.00      400,096.40      713,796.40       0.00            0.00
March 25, 2029 ...............           0.00      392,056.83      696,199.15       0.00            0.00
April 25, 2029 ...............           0.00      384,129.20      678,951.04       0.00            0.00
May 25, 2029 .................           0.00      376,312.13      662,045.72       0.00            0.00
June 25, 2029 ................           0.00      368,604.22      645,476.96       0.00            0.00
July 25, 2029 ................           0.00      361,004.13      629,238.62       0.00            0.00
August 25, 2029 ..............           0.00      353,510.49      613,324.68       0.00            0.00
September 25, 2029 ...........           0.00      346,121.98      597,729.23       0.00            0.00
October 25, 2029 .............           0.00      338,837.29      582,446.44       0.00            0.00
November 25, 2029 ............           0.00      331,655.12      567,470.62       0.00            0.00
December 25, 2029 ............           0.00      324,574.18      552,796.13       0.00            0.00
January 25, 2030 .............           0.00      317,593.20      538,417.48       0.00            0.00
February 25, 2030 ............           0.00      310,710.94      524,329.24       0.00            0.00
March 25, 2030 ...............           0.00      303,926.15      510,526.08       0.00            0.00
April 25, 2030 ...............           0.00      297,237.60      497,002.78       0.00            0.00
May 25, 2030 .................           0.00      290,644.10      483,754.19       0.00            0.00
June 25, 2030 ................           0.00      284,144.45      470,775.26       0.00            0.00
July 25, 2030 ................           0.00      277,737.47      458,061.04       0.00            0.00
August 25, 2030 ..............           0.00      271,421.98      445,606.65       0.00            0.00
September 25, 2030 ...........           0.00      265,196.85      433,407.30       0.00            0.00
October 25, 2030 .............           0.00      259,060.93      421,458.28       0.00            0.00
November 25, 2030 ............           0.00      253,013.10      409,754.98       0.00            0.00
December 25, 2030 ............           0.00      247,052.24      398,292.85       0.00            0.00
January 25, 2031 .............           0.00      241,177.26      387,067.43       0.00            0.00
February 25, 2031 ............           0.00      235,387.07      376,074.34       0.00            0.00
March 25, 2031 ...............           0.00      229,680.61      365,309.27       0.00            0.00
April 25, 2031 ...............           0.00      224,056.81      354,767.98       0.00            0.00
May 25, 2031 .................           0.00      218,514.62      344,446.34       0.00            0.00
June 25, 2031 ................           0.00      213,053.03      334,340.24       0.00            0.00
July 25, 2031 ................           0.00      207,670.99      324,445.69       0.00            0.00
August 25, 2031 ..............           0.00      202,367.51      314,758.73       0.00            0.00
September 25, 2031 ...........           0.00      197,141.59      305,275.51       0.00            0.00
October 25, 2031 .............           0.00      191,992.23      295,992.21       0.00            0.00
November 25, 2031 ............           0.00      186,918.48      286,905.10       0.00            0.00
December 25, 2031 ............           0.00      181,919.37      278,010.52       0.00            0.00
January 25, 2032 .............           0.00      176,993.95      269,304.86       0.00            0.00
February 25, 2032 ............           0.00      172,141.28      260,784.57       0.00            0.00
March 25, 2032 ...............           0.00      167,360.43      252,446.18       0.00            0.00
April 25, 2032 ...............           0.00      162,650.49      244,286.27       0.00            0.00
May 25, 2032 .................           0.00      158,010.55      236,301.48       0.00            0.00
June 25, 2032 ................           0.00      153,439.72      228,488.53       0.00            0.00
July 25, 2032 ................           0.00      148,937.12      220,844.16       0.00            0.00
August 25, 2032 ..............           0.00      144,501.88      213,365.21       0.00            0.00
September 25, 2032 ...........           0.00      140,133.12      206,048.54       0.00            0.00
October 25, 2032 .............           0.00      135,830.01      198,891.09       0.00            0.00
November 25, 2032 ............           0.00      131,591.69      191,889.83       0.00            0.00
December 25, 2032 ............           0.00      127,417.34      185,041.82       0.00            0.00
January 25, 2033 .............           0.00      123,306.14      178,344.14       0.00            0.00
February 25, 2033 ............           0.00      119,257.27      171,793.94       0.00            0.00
March 25, 2033 ...............           0.00      115,269.94      165,388.40       0.00            0.00
April 25, 2033 ...............           0.00      111,343.35      159,124.79       0.00            0.00
May 25, 2033 .................           0.00      107,476.72      153,000.38       0.00            0.00

                                                  AGGREGATE       AGGREGATE       AGGREGATE
                                    PLANNED        PLANNED         PLANNED        TARGETED        PLANNED
DISTRIBUTION DATE               BALANCE IV ($)  BALANCE I ($)  BALANCE II ($)  BALANCE II ($)  BALANCE V ($)
-----------------               --------------  -------------  --------------  --------------  -------------
June 25, 2033 ................           0.00      103,669.28      147,012.52       0.00            0.00
July 25, 2033 ................           0.00       99,920.26      141,158.59       0.00            0.00
August 25, 2033 ..............           0.00       96,228.91      135,436.05       0.00            0.00
September 25, 2033 ...........           0.00       92,594.48      129,842.36       0.00            0.00
October 25, 2033 .............           0.00       89,016.24      124,375.06       0.00            0.00
November 25, 2033 ............           0.00       85,493.47      119,031.70       0.00            0.00
December 25, 2033 ............           0.00       82,025.44      113,809.92       0.00            0.00
January 25, 2034 .............           0.00       78,611.44      108,707.37       0.00            0.00
February 25, 2034 ............           0.00       75,250.77      103,721.74       0.00            0.00
March 25, 2034 ...............           0.00       71,942.75       98,850.78       0.00            0.00
April 25, 2034 ...............           0.00       68,686.68       94,092.26       0.00            0.00
May 25, 2034 .................           0.00       65,481.89       89,444.02       0.00            0.00
June 25, 2034 ................           0.00       62,327.71       84,903.90       0.00            0.00
July 25, 2034 ................           0.00       59,223.49       80,469.81       0.00            0.00
August 25, 2034 ..............           0.00       56,168.56       76,139.69       0.00            0.00
September 25, 2034 ...........           0.00       53,162.30       71,911.50       0.00            0.00
October 25, 2034 .............           0.00       50,204.06       67,783.26       0.00            0.00
November 25, 2034 ............           0.00       47,293.21       63,753.01       0.00            0.00
December 25, 2034 ............           0.00       44,429.13       59,818.84       0.00            0.00
January 25, 2035 .............           0.00       41,611.22       55,978.86       0.00            0.00
February 25, 2035 ............           0.00       38,838.86       52,231.23       0.00            0.00
March 25, 2035 ...............           0.00       36,111.46       48,574.12       0.00            0.00
April 25, 2035 ...............           0.00       33,428.43       45,005.75       0.00            0.00
May 25, 2035 .................           0.00       30,789.17       41,524.37       0.00            0.00
June 25, 2035 ................           0.00       28,193.13       38,128.26       0.00            0.00
July 25, 2035 ................           0.00       25,639.72       34,815.74       0.00            0.00
August 25, 2035 ..............           0.00       23,128.39       31,585.14       0.00            0.00
September 25, 2035 ...........           0.00       20,658.58       28,434.84       0.00            0.00
October 25, 2035 .............           0.00       18,229.74       25,363.24       0.00            0.00
November 25, 2035 ............           0.00       15,841.33       22,368.78       0.00            0.00
December 25, 2035 ............           0.00       13,492.81       19,449.90       0.00            0.00
January 25, 2036 .............           0.00       11,183.65       16,605.11       0.00            0.00
February 25, 2036 ............           0.00        8,913.34       13,832.91       0.00            0.00
March 25, 2036 ...............           0.00        6,681.35       11,131.84       0.00            0.00
April 25, 2036 ...............           0.00        4,487.18        8,500.49       0.00            0.00
May 25, 2036 .................           0.00        2,330.32        5,937.44       0.00            0.00
June 25, 2036 ................           0.00        1,535.40        3,441.31       0.00            0.00
July 25, 2036 ................           0.00          753.99        1,010.75       0.00            0.00
August 25, 2036
and thereafter ...............           0.00            0.00            0.00       0.00            0.00